SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

LSI Industries Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2021 Annual Meeting of Shareholders

September 15, 2021

Dear Shareholders:

We are pleased to invite you to attend our 2021 Annual Meeting of Shareholders. The meeting will be held on Tuesday, November 2, 2021, at 9:00 a.m. This year’s Annual Meeting will be a virtual meeting of shareholders. We believe that hosting a virtual meeting provides expanded access and improved communication between our shareholders and the Company. Only shareholders of record on September 7, 2021 may attend and vote at the Meeting. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LYTS2021. You will also be able to attend by telephone in “listen only” mode by calling 1-877-328-2502 (U.S. toll free) or 1-412-317-5419 (International dial in). You will not be able to attend the Annual Meeting in person.

The enclosed Notice of the Meeting and Proxy Statement provide detailed information about the items of business to be conducted at the Annual Meeting and voting procedures for the Meeting.  The Proxy Statement also provides information about our Board candidates, the Board and the Board Committees.

We are sending a Notice of Internet Availability of Proxy Materials to you on or about September 15, 2021. The Notice contains instructions that explain how to access and review the proxy materials and our Annual Report on Form 10-K on the internet. The Company believes that this process allows us to provide our shareholders with the information they need in an efficient and timely manner. The approximate mailing date of the Proxy Statement and the accompanying proxy card also is September 15, 2021.

A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices for a period of at least 10 days prior to the Annual Meeting.

Even if you own only a few shares, we want your shares to be represented at the meeting.  We urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

Sincerely yours,

James A. Clark	Wilfred T. O’Gara
Chief Executive Officer	Chairman of the Board

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON NOVEMBER 2, 2021

The Notice of Meeting and Proxy Statement and the Company’s Annual Report on

Form 10-K are available at investors.lsicorp.com/financials/annual-reports

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

LSI INDUSTRIES INC.

Time: 9:00 a.m., Eastern Standard Time

Date: Tuesday, November 2, 2021

Place: www.virtualshareholdermeeting.com/LYTS2021 or 1-877-328-2502 (U.S. toll free) / 1-412-317-5419 (International dial in) - listen only mode

Purpose:

●	Elect as members of the Board of Directors the six nominees named in the Proxy Statement;

●	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2022;

●	Approve on an advisory basis the compensation of the Company’s named executive officers;

●	Amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock by 10 million shares; and

●	Approve the Company’s 2021 Employee Stock Purchase Plan.

Only shareholders of record on September 7, 2021 may vote at the meeting. The approximate mailing date of the Proxy Statement and proxy card is September 15, 2021.

Your vote is important.  Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.

/s/ Thomas A. Caneris

Thomas A. Caneris

Executive Vice President, Human Resources and General Counsel; Secretary

September 15, 2021

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON NOVEMBER 2, 2021

The Notice of Meeting and Proxy Statement and the Company’s Annual Report on

Form 10-K are available at investors.lsicorp.com/financials/annual-reports

Table of Contents

Page

INTRODUCTION	1
VOTING AT ANNUAL MEETING	1
General Information	1
2021 ANNUAL MEETING PROPOSALS	2
Proposal 1. Election of Directors	2
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm	2
Proposal 3. Advisory Vote on Executive Compensation	3
Proposal 4. Amendment of the Company’s Articles of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock	4
NOMINEES FOR BOARD OF DIRECTORS	9
EXECUTIVE OFFICERS	11
SECURITY OWNERSHIP	13
EXECUTIVE COMPENSATION	14
Compensation Discussion and Analysis	14
COMPENSATION COMMITTEE REPORT	25
CEO PAY RATIO DISCLOSURE	32
EQUITY COMPENSATION PLAN INFORMATION	33
CORPORATE GOVERNANCE	33
DIRECTOR COMPENSATION	35
COMMITTEES OF THE BOARD	36
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	39
RELATED PERSON TRANSACTIONS	39
OTHER MATTERS	40
QUESTIONS	40
ANNEX A—NON-GAAP MEASURES	A-1
ANNEX B—LSI INDUSTRIES INC. 2021 EMPLOYEE STOCK PURCHASE PLAN	B-1

The Company makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q, and 8-K and any amendments thereto. To access these filings, go to the Company’s website (www.lsicorp.com) and click on the “SEC Filings” tab in the left margin on the “Investors” page. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, including financial statements and schedules thereto, filed with the SEC are also available without charge to shareholders upon written request addressed to:

LSI Industries Inc.

Thomas A. Caneris

EVP Human Resources and General Counsel and Secretary

10000 Alliance Road

Cincinnati, Ohio 45242

LSI INDUSTRIES INC.

10000 Alliance Road

Cincinnati, Ohio 45242

(513) 793-3200

P R O X Y   S T A T E M E N T

Annual Meeting of Shareholders

November 2, 2021

INTRODUCTION

The Board of Directors of LSI Industries Inc. is requesting your proxy for the Annual Meeting of Shareholders on November 2, 2021, and at any postponement or adjournment of such meeting.  This Proxy Statement and the accompanying proxy card were first made available on or about September 15, 2021 to shareholders of record as of September 7, 2021.

VOTING AT ANNUAL MEETING

General Information

In order to carry on the business of the meeting, we must have a quorum.  This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting either by proxy or virtually.  Shareholders may vote by proxy or attend the Annual Meeting virtually and vote through the internet at the Annual Meeting.  Proxies given may be revoked at any time by filing with the Company (to the attention of Office of the Secretary) either a written revocation or a duly executed proxy bearing a later date, or by appearing virtually at the Annual Meeting and voting through the internet.  If you hold shares through someone else, such as a stockbroker or bank, you may get material from them asking how you want to vote.  Specifically, if your shares are held in the name of your stockbroker or bank and you wish to vote virtually at the meeting through the internet, you should request your stockbroker or bank to issue you a proxy covering your shares.  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.  The Company will bear the entire cost of soliciting proxies from our shareholders.

All shares will be voted as specified on each properly executed proxy card.  If no choice is specified, the shares will be voted as recommended by the Board of Directors: FOR Proposal 1 to elect as members of the Board of Directors the six nominees named in this Proxy Statement; FOR Proposal 2 to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2022; FOR Proposal 3 to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; FOR Proposal 4 to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock; and FOR Proposal 5 to approve the Company’s 2021 Employee Stock Purchase Plan.

If any other matters come before the meeting or any postponement or adjournment thereof, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.  With respect to Proposal 1, the six nominees receiving the greatest number of votes will be elected. Proposal 2 FOR the ratification of appointment of the Company’s Independent Registered Public Accounting Firm will be adopted only if it receives approval by a majority of the Common Shares voting, virtually or by proxy, at the Annual Meeting. Proposal 3 FOR the approval of the compensation of the Company’s named executive officers requires by the affirmative vote of at least a majority of the Common Shares present, virtually or by proxy, at the Annual Meeting. Because Proposal 3 on executive compensation is an advisory vote, the Board of Directors will give due consideration to the result of the vote; however, the result of the vote will not be binding on the Company. Proposal 4 FOR the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock requires the affirmative vote of at least two-thirds of the outstanding Common Shares. Proposal 5 FOR the approval of the Company’s 2021 Employee Stock Purchase Plan requires the affirmative vote of at least a majority of the Common Shares present, virtually or by proxy, at the Annual Meeting.

Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, as the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of appointment of the independent registered public accountants. A bank or broker does not have discretion to cast votes with respect to the election of Directors unless it has received voting instructions from you as the beneficial owner of the shares. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your vote with respect to Directors is counted.

As of September 7, 2021, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had 26,988,547 Common Shares outstanding.  Each share is entitled to one vote.  Only shareholders of record at the close of business on September 7, 2021, will be entitled to vote at the Annual Meeting.  Abstentions and shares otherwise not voted for any reason, including broker non-votes, will be considered as present at the meeting for the purpose of determining the presence of a quorum and have no effect on the outcome of any vote taken at the Annual Meeting, except as otherwise described herein.  Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Shareholder Proposals

Shareholders who desire to have proposals included in the Notice for the 2022 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before May 20, 2022.

The form of proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any matters that come before the meeting, or any adjournment or postponement thereof, except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received.  In order for a notice to be deemed adequate for the 2022 Annual Shareholders’ Meeting, it must be received prior to August 3, 2022.  If there is a change in the anticipated date of next year’s annual meeting or if these deadlines change by more than thirty days, the Company will notify shareholders of this change through its SEC filings.

2021 ANNUAL MEETING PROPOSALS

Proposal 1. Election of Directors

The Nominating and Corporate Governance Committee of the Board has nominated for re-election the six current members of the Board of Directors: Robert P. Beech, Ronald D. Brown, James A. Clark, Amy L. Hanson, Chantel E. Lenard and Wilfred T. O'Gara. Please see the “Nominees for Board of Directors” section of this Proxy Statement for additional information about each nominee.

All individuals elected at the 2021 Annual Meeting will hold office for a one-year term expiring at the 2022 Annual Meeting and until their successors are elected and qualified or until their earlier resignation, retirement or removal.  Shareholders are entitled to one vote for each share held of record.  Proxies solicited by the Board will be voted FOR the election of these six nominees. Shareholders are not entitled to cumulate their votes in the election of members of the Board of Directors. If any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board.

The Board of Directors recommends a vote FOR each of the six individuals nominated in this Proxy Statement.  The six nominees receiving the greatest number of votes will be elected.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2022.  Grant Thornton has been the independent registered public accounting firm for the Company since September 8, 2009 and had also previously served the Company in this capacity from April 2002 to December 2005.  Although not required by law, the Board is seeking shareholder ratification of its appointment of Grant Thornton.  If ratification of the appointment is not obtained, the Audit Committee intends to continue the employment of Grant Thornton at least through fiscal 2022.

Representatives of Grant Thornton are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions. The aggregate fees billed to the Company by Grant Thornton for the fiscal years ended June 30, 2021 and June 30, 2020 were as follows:

Fee Category	2021	2020
Audit Fees	$888,500	$771,900
Audit-related Fees	$37,500	$16,000
Tax Fees	$154,563	$168,328
All Other Fees	$148,714	$0
Total Fees	$1,229,277	$956,228

Audit fees represent fees and out-of-pocket expenses related to the audit of the Company’s financial statements; review, documentation and testing of the Company's system of internal controls; filing of the Form 10-K; services related to review of the Company’s quarterly financial statements and Form 10-Q’s; and attendance at the Company’s quarterly Audit Committee meetings.  Audit-related fees represent fees for consultation related to accounting and regulatory filing matters.  Tax fees represent fees for services and out-of-pocket expenses related to tax compliance (or filing of the Company’s various income and franchise tax returns), tax planning, tax advice, and tax due diligence for acquisitions.  All other fees represent fees related to financial acquisition due diligence matters.

Please see the “Committees of the Board” section of this Proxy Statement for additional information about the Audit Committee.

The Board of Directors recommends a vote FOR this proposal. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required to approve this proposal.

Proposal 3. Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, provides the Company’s shareholders the opportunity at the Annual Meeting to vote on an advisory resolution on the compensation of the Company’s named executive officers. This advisory vote is commonly known as “Say-on-Pay”. Please see the “Executive Compensation” section of this Proxy Statement for additional information regarding the Compensation Committee and fiscal 2021 executive compensation. Since the vote is advisory, it will not be binding on the Compensation Committee or the Board of Directors; however, the Compensation Committee and the Board of Directors will take the results of the vote into account when reviewing the Company’s executive compensation plan and programs.

The Compensation Committee is committed to maintaining executive compensation plans and programs that enable the Company to attract and retain a superior management team with incentives targeted to build long-term shareholder value. The Company’s compensation plans and programs utilize a mix of base salary, short-term annual cash incentive awards and long-term equity-based incentive awards to align executive compensation with the Company’s annual and long-term performance. These plans and programs reflect the Committee’s philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, the Committee believes the Company’s executive compensation plans and programs do not encourage excessive risk-taking by management. The Board of Directors believes that this philosophy and practice have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time. For these reasons, the Board of Directors requests that shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement pursuant to SEC disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narratives accompanying the tables.

The Board of Directors recommends a vote FOR this proposal. The Board of Directors will give due consideration to the result of this non-binding advisory vote.

Proposal 4. Amendment of the Company’s Articles of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock

The Board of Directors proposes and recommends the approval of an amendment to LSI’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares of common stock, no par value per share, from 40,000,000 shares presently authorized to 50,000,000 shares. Accordingly, the Board proposes to amend the first paragraph of Article FOURTH of the Articles to read in its entirety as follows:

“FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is: A. Fifty Million (50,000,000) shares of common stock, without par value (the “Common Shares”); and B. One Million (1,000,000) shares of preferred stock, without par value (the “Preferred Shares,” and together with the Common Shares, collectively referred to herein as the “Shares”).”

The Board has determined that the proposal to increase the number of shares of authorized shares of common stock is desirable and in our shareholders’ best interest because it would provide LSI with the ability to support our present capital needs and future anticipated growth and would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, acquisitions, stock dividends, issuances under stock incentive plans and other corporate purposes. The availability of additional shares of common stock would permit us to proceed with certain of these actions without the delay and expense associated with holding a special meeting of shareholders to obtain shareholder approval each time an opportunity arises that would require the issuance of shares of our common stock.

The additional shares of common stock would be identical in all respects to the shares of our common stock now authorized, including, without limitation, the same par value, the same voting rights, and the same rights to dividends and other distributions. The proposed amendment would not change the terms of our common stock nor would it affect the rights of the holders of any currently issued and outstanding shares of our stock. If this proposal is approved, the additional shares of our common stock may be issued from time to time upon authorization of our Board, without further approval by our shareholders, unless otherwise required by applicable law, and for the consideration that our Board may determine is appropriate and as may be permitted by applicable law. The authorization of the additional shares of our common stock sought by this proposal would not have any immediately dilutive effect on the proportionate voting power or other rights of our existing shareholders. To the extent that the additional authorized shares of our stock are issued in the future, however, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing shareholders. LSI has no present intention to issue any additional common stock in connection with any exchange, merger, consolidation, acquisition or similar transaction.

This proposal is not being made in response to any hostile attempts by any third party to obtain control of the Company but the availability for issuance of additional shares of common stock could enable our Board to make it more difficult or to discourage an attempt to obtain control of LSI. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, diluting the interest of a party attempting to obtain control of the Company and deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by our Board. As a result, authorizing additional shares of common stock may adversely impact shareholders who desire a change in management and/or the Board or to participate in a tender offer or other sale transaction involving a change in control of LSI.

As of August 31, 2021, of the 40,000,000 shares of common stock presently authorized, a total of 26,594,660 shares were issued and outstanding and 393,887 shares were held in the Company’s treasury. In addition, 2,429,185 shares remain reserved for issuance under LSI’s 2019 Omnibus Award Plan and other equity award plans. There are currently no shares of preferred stock issued and outstanding.

The affirmative vote of holders of two-thirds of the outstanding Common Shares is required for adoption of the proposed amendment to LSI’s Articles. The failure to vote, abstentions and broker non-votes will have the same effect as a vote against this proposal, although abstentions and broker non-votes will be counted as “present” for purposes of determining a quorum. The proposed amendment, if adopted by the shareholders, will become effective on the date on which the certificate of amendment to the Articles is filed with the Secretary of State of Ohio, which we expect would be shortly after the annual meeting.

The Board of Directors recommends a vote FOR this proposal. The affirmative vote of at least two-thirds of the outstanding Common Shares is required to approve this proposal.

Proposal 5. Approval of the Company’s 2021 Employee Stock Purchase Plan

On August 18, 2021, the Board of Directors adopted, subject to the approval of shareholders, the LSI Industries Inc. 2021 Employee Stock Purchase Plan (the “ESPP” or the “Plan”), under which an aggregate of 270,000 shares of the Company’s common stock has been reserved for issuance. The Board of Directors believes that the Plan promotes the interests of the Company and its shareholders by encouraging employees of the Company to become shareholders, and therefore promote the Company’s growth and success. The Board of Directors also believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of common stock pursuant to the Plan is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code; although we may also make offerings under the ESPP that are not intended to qualify under Section 423 of the Internal Revenue Code for eligible employees at foreign subsidiaries.

Set forth below are: (i) a summary of the principal features of the ESPP; and (ii) a description of the U.S. federal income tax consequences under the ESPP. The following description is a summary of the ESPP and is qualified in its entirety by reference to the applicable provisions of the Plan, which is attached hereto as Annex B and may be accessed from the SEC’s home page at www.sec.gov. Any shareholder who wishes to obtain a copy of the actual plan document may do so by written request to: Executive Vice President, Human Resources, LSI Industries Inc. 10000 Alliance Road, Cincinnati, Ohio 45242.

1.	Summary of the ESPP

Overview and Purpose

The purpose of the ESPP is to provide eligible employees (as defined in the Plan) an opportunity to acquire stock ownership in the Company in order to grow with the Company, to help employees provide for their future security, to encourage them to remain employed by the Company and to help align the interests of the employees with those of the Company’s shareholders.

Eligibility

Participation will be limited to employees of the Company or a Designated Subsidiary (as defined in the Plan). Employees are generally eligible to participate in the Plan after six months of employment, provided they customarily are employed at least 20 hours per week and more than five months a year and satisfy the enrollment procedures and other requirements set forth in the Plan. No employee shall be granted any options under the Plan if, after giving effect to such grant, the employee would own (or be deemed to own) 5% or more of the Company’s voting power or value of classes of stock of the Company or any of its subsidiaries. No employee will be able to purchase shares to the extent that such employee would purchase $25,000 of market value of the shares in any calendar year. The Plan administrator may exclude an employee who is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or who is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934. Directors are not eligible to participate in the Plan. It is currently anticipated that Company officers will not be excluded from Plan participation. In addition, employees who are citizens or residents of a foreign jurisdiction will not be eligible to participate in the Plan if the grant of an option under the Plan is prohibited under the laws of the foreign jurisdiction or compliance with the laws of the foreign jurisdiction will cause the Plan to violate the terms of Section 423 of the Internal Revenue Code. As of June 30, 2021, approximately 1,300 employees are eligible to participate in the Plan.

Offerings

The Plan allows eligible employees to purchase shares of our common stock during certain Offering Periods (as defined in the Plan), which generally consist of a series of separate consecutive three-month offerings with each Offering Period beginning on January 1, April 1, July 1, and October 1 subject to the right of the administrator in its sole discretion to sooner terminate the Plan or to change the commencement date or term of any offering period. The Committee may change the duration of future offerings and/or the start and end dates of future offering periods, subject to a maximum of 27 months and to the extent permitted under Section 423 of the Internal Revenue Code.

Shares Available under the Plan

A total of 270,000 shares of common stock are initially authorized and reserved for issuance under the Plan, subject to equitable adjustments to reflect a share split, reverse share split, share dividend, combination, amalgamation, consolidation, reorganization, arrangement or reclassification of the shares, or any other increase or decrease in the number shares effected without receipt of consideration by the Company. Shares made available for sale under the Plan may be authorized but unissued shares or treasury shares.

Participation

Participation in the Plan is entirely voluntary. Eligible employees wishing to participate in the Plan will be required to submit enrollment materials to the Company prior to the commencement of an offering that authorizes the Company to deduct from such employee’s payroll.

Payroll Deductions

Participating employees may elect to have an amount between 1% and 10% of his or her Compensation (as defined in the Plan) on each pay day occurring during an Offering Period deducted from each paycheck. During the Offering Period, participating employees may increase or decrease the amount of his payroll deductions. The Company may limit the number of election changes made by the Participant.

Withdrawal

Employees may receive a refund of all withholdings during an Offering Period by providing the Company with notice of their withdrawal.

Re-Enrollment

Participating employees will be automatically re-enrolled in the next Offering Period unless they advise the Company otherwise.

Purchase of Shares

On the last day of each Offering Period, each participant shall be granted an option to purchase a number of whole shares of common stock determined by dividing such participant’s accumulated payroll deductions by the applicable purchase price. The purchase price shall be equal to 90% of the market price of the Company’s common stock on the last day of the Offering Period, or such other price determined by the administrator. As of August 31, 2021, the closing price of a share of our common stock was $8.30. No participating employee shall purchase more than 2,000 shares of common stock during an Offering Period.

Shareholder Rights

Participating employees will have no rights as shareholders, including dividends or voting rights, with respect to any shares until such shares are actually purchased.

Transferability

Purchase rights granted to participating employees under the Plan are not assignable or transferable (other than by will or laws of descent and distribution) and may be exercised only by the participating employee (or beneficiary) during his lifetime.

Termination of Employment

Upon an employee’s termination of employment for any reason or if an employee is no longer an eligible employee, the employee will be deemed to have withdrawn from the Plan and such employee’s balance shall be paid to the employee or the employee’s estate, if applicable.

Termination and Amendment

The Board shall have the right to amend the Plan at any time. Any amendment that increases the aggregate number of shares of the Company’s common stock to be issued under the Plan, as adopted by the Board of Directors, must be approved by a vote of the shareholders of the Company within twelve (12) months before or after the adoption of such amendment by the Board of Directors. All other amendments to the Plan will be subject to shareholder approval only to the extent required by applicable law or regulation.

The Board has the right at any time to suspend or terminate the Plan for any reasons. If the Plan is terminated, the Board may provide, in its discretion, either that the outstanding purchase rights will expire in accordance with the applicable Offering Period (or such earlier date as the Board may specify), or that each participating employee’s payroll deductions will be returned to the participant without interest.

Effective Date and Term

If the Plan is approved by the shareholders at the Annual Meeting, the Plan will be effective with respect to Offering Periods commencing on or after January 1, 2022. The Plan will expire immediately prior to the tenth anniversary of the date it is approved by the Board.

Administration of the Plan

The Plan is administered by the Board of Directors which has delegated the authority to administer the Plan to the Compensation Committee, who may further delegate its authority to administer the Plan.

Corporate Transactions

In the event of a merger or similar corporate transaction, the Offering Period will be shortened and end before the consummation of the transaction if the outstanding options to purchase shares are not assumed by the acquiring company.

Resale Limitations

The purpose of the Plan is to provide common stock to employees for investment purposes and not for resale. However, employees may sell any common stock purchased under the Plan, subject to any holding periods imposed by the Plan, the administrator, or by applicable federal, state or foreign tax or securities laws.

New Plan Benefits

Participation in the Plan is voluntary and we cannot presently determine the benefits or amounts that will be received pursuant to the Plan in the future, as such amounts will depend on the amount of contributions eligible employees choose to make, the actual purchase price of shares in future offering periods, and the market value of the common stock on various future dates. Non-employee directors are not eligible to participate in the Plan. No rights have been granted and no Common Shares have been issued with respect to the 270,000 shares for which shareholder approval is being sought.

Registration with the SEC

If the ESPP is approved by our shareholders, we expect to file a Registration Statement on Form S-8 with the SEC to register the shares of common stock that will be issuable under the Plan.

2.	Certain Federal Tax Consequences with Respect to Awards

The following brief summary of the effect of U.S. federal income taxation upon the participating employee and the Company with respect to the shares purchased under the Plan does not propose to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state, locality or foreign country in which the participant may reside.

The Plan is intended to be an “employee stock plan” within the meaning of Section 423 of the Internal Revenue Code. The amounts deducted from the salary of a participating employee will constitute ordinary income taxable to the employee. The right to purchase shares of common stock under the Plan will not have any U.S. federal income tax consequences to either the participating employee or the Company or any of its affiliates. The purchase of common stock under the Plan will not have any immediate U.S. federal income tax consequences to the participating employee.

The determination of U.S. federal income tax consequences of a subsequent disposition of shares purchased under the Plan depends on whether the shares are disposed of after the expiration of one year after the date those shares are purchased by the participating employee and two years after first day of the Offering Period (referred to below as the “holding periods”). If the holding periods are met, 10% of the fair market value of the shares of common stock on the first day of the Offering Period (or such other percentage equal to the applicable purchase price discount), or, if less, the excess, if any, of the sale price of the shares at the time of such disposition or death over the total purchase price of the shares, will be treated as ordinary income and any additional gain will be treated as long-term capital gain. Neither the Company nor any of its affiliates employing the participating employee will be entitled to any U.S. federal income tax deduction with respect to the amount treated as long-term capital gain or as ordinary income as a result of the rules described above for shares disposed of after expiration of the holding periods.

If the shares are disposed of prior to the expiration of the holding periods (a “disqualifying disposition”), generally the excess of the fair market value of those shares on the purchase date over the aggregate purchase price will be ordinary income at the time of such disqualifying disposition, and the Company will be entitled to a U.S. federal tax deduction in a like amount. Any disposition proceeds in excess of (or below) the value of the shares at the exercise date will result in capital gain (or loss) to the participant and will not be deductible to us.

To the extent any (i) grant of an option to purchase shares, (ii) purchase of shares, or (iii) disposition of shares purchased under the Plan gives rise to any tax withholding obligation, the Company may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, withholding from shares otherwise issuable under the Plan, or a sale of a portion of the shares purchased under the Plan, which sale may be required and initiated by the Company. Each participating employer shall give the Company prompt written notice of any disposition or other transfer of shares acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the date of grant or within one year after the exercise date.

The foregoing is a general summary of the material U.S. federal income tax consequences of the Plan and is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. Each eligible employee who is outside the United States or is otherwise not a U.S. taxpayer should seek, and must depend upon, the advice of his or her own independent legal and tax advisor or advisors in all non-U.S. jurisdictions relevant to such employee. The foregoing should not be considered as tax advice and each eligible employee is advised to consult his or her own independent tax advisor.

The Board of Directors recommends a vote FOR this proposal. The affirmative vote of a majority of the Common Shares voting at the Annual Meeting is required for this proposal.

Other Matters

The affirmative vote of a majority of Common Shares present virtually or by proxy at the meeting is required to approve any other matters considered at the Annual Meeting, including postponement or adjournment.

NOMINEES FOR BOARD OF DIRECTORS

The following individuals have been nominated for election by the Board of Directors as recommended by the Nominating and Corporate Governance Committee. Each nominee is currently a member of the Board of Directors.

The Board of Directors recommends a vote FOR each of the six nominees. The six nominees receiving the greatest number of votes will be elected.

Robert P. Beech (age 68) has been a Director since July 2013. Mr. Beech is currently the President of PentaBeech, LLC, a privately held strategy and innovation advisory firm. Mr. Beech was formerly the Executive Chairman of Eccrine Systems, Inc., a privately held Cincinnati-based biotechnology company that he co-founded in 2013. Mr. Beech was engaged as Entrepreneur-in-Residence for life sciences at CincyTechUSA from 2013 to 2020. From 2004 through 2012 he was a senior executive at Precigen, Inc. (formerly Intrexon Corporation), when it was a privately held biotechnology company based in Maryland. Prior to 2003, he was Chief Executive Officer of Digineer, Inc., an international healthcare IT software and services company he founded in 1986 and led until 2002. The Board believes that Mr. Beech’s substantial experience leading high-technology ventures as a CEO or senior corporate executive qualify him to serve on the Board. He serves as Chair of the Company’s Nominating and Corporate Governance Committee and is a member of the Audit Committee.

Ronald D. Brown (age 68) has been a Director since November 6, 2018. He served as Interim Chief Executive Officer of the Company from April 23, 2018 to November 1, 2018. Mr. Brown served as Interim President & CEO of Cincinnati Incorporated from July 2020 to December 2020. Cincinnati Incorporated is a privately owned machine tool company. He served from March 2017 to 2018 as Vice Chairman of The Armor Group, Inc. which he joined in 2013 as chief operating officer. The Armor Group, Inc. is a certified woman-owned corporation that manufactures equipment and products and provides related services to a variety of industrial markets. Mr. Brown was Chairman and Chief Executive Officer of Milacron Inc. (NYSE) from 2001 to 2008 and President and Chief Operating Officer of Milacron Inc. from 1999 through 2001. Milacron is a supplier of plastic processing and metalworking fluid technologies. Mr. Brown has served as a director of A. O. Smith Corporation (NYSE) since 2001 and is the chairperson of its Nominating and Governance Committee and a member of its Personnel and Compensation Committee. A. O. Smith manufactures and markets comprehensive lines of water heaters and water treatment products. He also joined the James Advantage Funds Trust in 2014 as an independent trustee and serves on its Audit and Governance and Compensation Committees. The Board believes that Mr. Brown’s experience as the chief executive officer and chairman of a publicly held company provides valuable insight as to the issues and opportunities facing the Company. Further, he has international and manufacturing experience with The Armor Group and in his previous positions at Milacron. In addition, Mr. Brown has experience as a chief financial officer and a corporate attorney. The Board also believes that his legal background makes him well-suited to address legal and governance requirements of the SEC and NASDAQ. Mr. Brown serves on the Company’s Executive and Compensation Committees.

James A. Clark (age 57) has been Chief Executive Officer since November 2018 and a Director since January 2019. Mr. Clark previously served as President and CEO at Alliance Tire Americas, Inc. (a KKR portfolio company) and as Managing Director at Dunes Point Capital.  Mr. Clark has over 25 years of experience as a senior operating executive in global manufacturing and product services companies. Prior to joining Dunes Point Capital, he served as Vice President of Strategy and Corporate Development at Rexel Holdings USA, where he was responsible for the strategic planning and M&A activities for REXEL’s $3.5 billion of revenues in U.S. operations. Prior to joining REXEL, Mr. Clark served in several senior executive positions with United Technologies Corporation (UTC) and General Electric (GE), including President of Electronic Security Products Group and CMO- VP of Global Sales for GE Security. He holds a BA in Business from The State University of New York – Regents and participated in postgraduate study programs at Northwestern University - Kellogg School of Business and the University of Virginia - Darden School of Business. The Board believes that Mr. Clark's substantial management and operating experience, as well as his position as our Chief Executive Officer, qualify him to serve on the Board. Mr. Clark is a member of the Company’s Executive Committee.

Amy L. Hanson (age 63) has been a Director of the Company since January 2019. Ms. Hanson is currently the CEO of Amy Hanson Advisory Services, a retail management strategic services consulting firm, since April 2016. Ms. Hanson also serves on the boards of Messer, Inc. (one of the of the Midwest’s largest construction companies), Strivve, Inc. (formerly Switch Inc.), a Seattle based fin-tech start up, and Credit First National Association (CFNA), a bank subsidiary of Bridgestone Americas.  Prior to that she was an Executive Vice President and Corporate Officer for Macy’s Inc., a leading department store retailer with over 680 stores throughout the US for over 30 years. Ms. Hanson had responsibilities for leading financial, credit and customer services for Macy’s. During her career at Macy’s, she also had direct responsibilities for procurement, real estate, store planning, design and construction as well as serving as Vice Chairman for Macy’s North. The Board believes that Ms. Hanson’s insight and experience in finance, strategic planning, and leadership through times of change, acquisitions and mergers for Macy’s qualify her to serve on the Board, as well as chair the Audit Committee, and as a member of the Compensation and Nominating and Corporate Governance Committees.

Chantel E. Lenard (age 52) has been a Director of the Company since June 17, 2020. Ms. Lenard presently serves as a Lecturer of Marketing in the MBA program at the University of Michigan Ross School of Business. Ms. Lenard retired from Ford Motor Company (NYSE: F) in 2017, having served as the top marketing executive for Ford in both the U.S. and Asia. From 2013 to 2017, Ms. Lenard held the position of U.S. Chief Marketing Officer, leading the organization’s pricing, promotions, media, digital marketing, product strategy, and consumer experience activities. From 2010 to 2013, Ms. Lenard was based in Shanghai, China, as Vice President of Marketing for Ford’s Asia Pacific and Africa operations, where she led the marketing activities for 11 countries across the region. In addition to her marketing roles, Ms. Lenard held a number of leadership positions in strategy, sales, finance, and purchasing during her 25-year career with Ford. Ms. Lenard has served as a member of the Board of Directors of TTM Technologies Inc. (Nasdaq: TTMI) since November 2018 and Uni-Select Inc. (TSX: UNS) since May 2020. The Board believes that Ms. Lenard’s substantial marketing and management experience, particularly her leadership positions in strategy, sales, finance, and purchasing, qualify her to serve on the Board as well as on the Audit Committee and Compensation Committee.

Wilfred T. O'Gara (age 64) has been a Director since January 1999 and was appointed Chairman in August 2018. Mr. O’Gara is the Managing Director of Buffalo Fork Holdings, LLC, an investment company. He previously served as Chief Executive Officer of Isoclima SpA from July 2017 to August 2018. Isoclima SpA produces transparent armor and other specialized glass and polycarbonate products for military and civilian armored vehicles. Prior to joining Isoclima, Mr. O'Gara served as Vice Chairman of The O’Gara Group, a security and defense related firm, from 2016 until July 2017 and he was the President and Chief Executive Officer from 2003 to 2017. Mr. O’Gara has been identified as an “audit committee financial expert” under SEC guidelines given his understanding of accounting and financial reporting, disclosures and controls. The Board believes that Mr. O’Gara’s independence from management, experience as a successful principal executive and his designation as an audit committee financial expert make his service integral to the Board. He serves on the Company’s Executive Committee and the Nominating and Corporate Governance Committee.

Board Qualifications and Succession Planning

The Nominating and Corporate Governance Committee periodically reviews the skills, experience and characteristics required of Board members in the context of the current make-up of the Board and screens and recommends nominees for director to the full Board. Its assessment includes the skills of Board candidates, such as an understanding of technologies pertinent to the Company’s businesses, manufacturing, marketing, finance, regulation and public policy, experience, age, diversity and ability to provide strategic insight and direction on the Company’s key strategic initiatives. In addition to skills and experience, Board candidates are considered based upon various criteria, such as their personal integrity and judgment, business and social perspective, and concern for the long-term interests of the Company’s shareholders. After receiving recommendations for nominations from the Committee, the Board nominates candidates for Director. The Committee, or other members of the Board of Directors, may identify a need to add new members to the Board of Directors with specific skills or to fill a vacancy on the Board. At that time, the Committee would initiate a search, seeking input from Board members and senior management and, to the extent it deems appropriate, engaging a search firm. An initial qualified candidate or a slate of qualified candidates may be identified through this process and presented to the Committee for its evaluation and approval. The Committee would then seek full Board approval of the selected candidate.

Board Disclosure Board Diversity Matrix (As of September 1, 2021)
Total Number of Directors	6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	6	-	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

EXECUTIVE OFFICERS

The following are the Company’s current executive officers (not including our CEO, James A. Clark, whose biographical information is set forth above under “Nominees for Board of Directors”) and the named executive officers as identified in the compensation tables in the Compensation Discussion and Analysis section of this proxy statement.

Jeffery S. Bastian (age 61) has been Vice President and Chief Accounting Officer since June 2017, and prior to that he was the Company’s Vice President and Controller since 2004. He has served the Company for thirty years in various finance and accounting roles. Prior to LSI, he was with Touche Ross and Company from 1986 to 1989. He graduated from Eastern Kentucky University with a BS degree in Environmental Sciences and obtained an MBA from Wright State University.

Michael C. Beck (age 64) has been Senior Vice President of Operations since February 2019. Mr. Beck served as Vice President, North Region for Simpler Consulting, an IBM Company, from 2014 through January 2019.  Previous roles included VP Quality and Operational Excellence for the Otis Elevator and UTC Fire & Security Divisions of United Technologies Corporation, and Vice President Manufacturing for the Construction Division of Terex Corporation.  He graduated from Michigan State University with a B.S. in Mechanical Engineering, and from the Kellogg Graduate School of Management at Northwestern University with a Master of Management.  Mr. Beck also holds an M.S. degree in Applied Statistics from Oakland University.

Thomas A. Caneris (age 59) joined the Company as its Senior Vice President, Human Resources and General Counsel and Secretary in August 2019. He was named as an Executive Vice President in August 2021. Prior to joining the Company, Mr. Caneris served as Senior Vice President Human Resources, General Counsel & Secretary of PharMerica Corporation, a pharmacy services provider from August 2007 to April 2019. Mr. Caneris received his J.D. from the University of Cincinnati College of Law.

James E. Galeese (age 64) joined the Company as its Executive Vice President and Chief Financial Officer in June 2017. Mr. Galeese, from 2014 to June 2017, served as Vice President, Chief Financial Officer, and as a Director of privately held Universal Trailer Holding Corporation (manufacturer of trailers for the hauling requirements of businesses and individuals). He was with Philips Electronics NV from 1998 to 2014 as Senior Vice President and Chief Financial Officer for its North American Lighting business and its Electronics business. Prior to that Mr. Galeese served in the financial Controllership organization of Square D Company / Schneider Electric. He graduated from Miami University with a degree in Business Administration and obtained an MBA from Xavier University.

Michael A. Prachar (age 52) joined the Company in June 2019 as Vice President of Lighting Products. He was promoted to the Company’s Chief Marketing Officer in January 2020. Prior to joining the Company, Mr. Prachar served in various marketing leadership positions with Honeywell from 2018 to 2019; Milacron LLC from 2011 to 2017; Rexnord Corporation from 2008 to 2011 and Emerson Power Transmission Corporation from 2000 to 2008.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Common Shares as of September 7, 2021 by each person or group known by the Company to beneficially own more than five percent of the outstanding Common Shares, each Director, each Named Executive Officer, and all Directors and Named Executive Officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to stock options within sixty days of September 7, 2021 are deemed outstanding for purposes of determining the number of outstanding shares for such person and are not deemed outstanding for such purpose for any other shareholder. Unless otherwise indicated below, the address of each beneficial owner is c/o LSI Industries Inc., 10000 Alliance Road, Cincinnati, Ohio 45242.

Name of Beneficial Owner	Common Shares Beneficially Owned	Percent Beneficially Owned
Royce & Associates, LP 745 Fifth Avenue New York, NY 10151 (1)	2,109,070	7.9
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, TX 78746 (2)	1,816,007	6.8
Kennedy Capital Management, Inc. 10829 Olive Blvd. St. Louis, MO 63141 (3)	2,251,628	8.4
Accretive Capital Management LLC Richard E. Fearon, Jr. 85 Wall Street Madison, CT 06443 (4)	1,897,544	7.1
Systematic Financial Management, L.P. 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666 (5)	1,351,596	5.1%

Directors
Robert P. Beech	73,813	*
Ronald D. Brown	46,035	*
Amy L. Hanson	34,424	*
Chantel E. Lenard	9,933	*
Wilfred T. O'Gara	96,428	*

Named Executive Officers
James A. Clark	324,874	*
James E. Galeese	321,869	*
Thomas A. Caneris	140,151	*
Michael C. Beck	116,810	*
Jeffery S. Bastian	183,422	*

Directors and NEOs as a Group(6)	1,347,759	4.9%

*Less than 1%

(1) Based on Schedule 13G/A filed on or about January 27, 2021.

(2) Based on Schedule 13G/A filed on or about February 16, 2021.

(3) Based on Schedule 13G filed on or about February 16, 2021.

(4) Based on Schedule 13D/A filed on or about May 7, 2021. Includes 1,580,360 shares held directly by Accretive Capital Partners, LLC (“ACP”) and 57,771 shares held directly by Accretive Capital Catalyst, LLC (“ACC”), of which Accretive Capital Management, LLC (“ACM”) is the manager, and Mr. Fearon is the managing member of Accretive Capital Management, LLC. ACM shares voting and dispositive power with respect to 1,638,131 shares. ACP shares voting and dispositive power with respect to 1,580,630 shares. ACC shares voting and dispositive power with respect to 57,771 shares. Fearon shares voting and dispositive power with respect to 1,897,544 shares.

(5) Based on Schedule 13G filed on or about February 11, 2021. Reporting person reports sole voting power over 834,896 shares.

(6) Amounts in the table include shares of common stock which may be acquired upon the exercise of stock options which have vested or will have vested within 60 days of September 7, 2021: O’Gara – 5,500; Clark -- 250,000; Galeese -- 219,733; Caneris -- 56,245; Beck -- 54,044; Bastian -- 139,027; Directors and NEOs as a group -- 724,548.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, Directors, and persons who own more than ten percent of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file within two days of a transaction in shares of the Company.  Based solely upon its review of copies of such forms received by it, the Company believes that during fiscal 2021 all filing requirements were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section reviews the Company’s compensation philosophy and executive compensation and arrangements for fiscal 2021 that apply to the Company’s current Named Executive Officers (“NEOs”):

Name	Title
James A. Clark	Chief Executive Officer
James E. Galeese	EVP and Chief Financial Officer
Thomas A. Caneris	EVP, HR and General Counsel
Michael C. Beck	SVP, Operations
Jeffery S. Bastian	VP, Chief Accounting Officer

This section should be read in conjunction with the Summary Compensation Table, the other compensation related tables, and their accompanying narratives and footnotes.

Fiscal 2021 Financial Performance Summary and Growth

The Company’s production facilities remained open as an essential business throughout the pandemic under safe and hygienic practices. The Company significantly strengthened its financial position in fiscal 2021. Notwithstanding the turmoil brought by the COVID-19 pandemic. the Company generated Adjusted Operating Income of $12.5 million versus $7.0 million in the prior year. Adjusted Net Income was $9.5 million compared to $4.1 million in the prior year. Adjusted diluted EPS was $0.36 in fiscal 2021 compared to $0.15 in fiscal 2020. Return on Net Assets (RONA) improved to 11.8% from 4.1% in fiscal 2020. Additionally, the Company made a significant acquisition in the later part of the fourth quarter of fiscal 2021 with the purchase of JSI Holding.

Executive Compensation Philosophy and Design

The Company’s executive compensation program is designed to drive a pay-for-performance culture. The program strives to align corporate performance with executive pay, delivering competitive total compensation upon the achievement of the Company’s performance objectives. The achievement of those objectives in turn will create long-term shareholder value. The executive compensation program is also designed to attract, retain and motivate leaders who will focus on the creation of long-term shareholder value. The Company’s pay-for-performance philosophy for the executive compensation program employs a mix of compensation elements - base salary, short-term incentives and long-term incentives - to link executive compensation to Company performance and to clearly align executive interests with shareholder interests.

Responsiveness to 2020 Say-on-Pay Vote

At the 2020 Annual Meeting of Shareholders, approximately 99 percent of the votes cast were in favor of the advisory vote to approve executive compensation. We believe that these vote results, together with feedback received during the Company’s ongoing shareholder engagement, reflect that shareholders are pleased with the structure of the Company’s compensation programs put into place by the Compensation Committee for fiscal year 2020. The Compensation Committee considered this support when reviewing compensation for fiscal year 2021, particularly with respect to the design and structure of the Company’s executive compensation program. Specifically, the Compensation Committee established a long-term incentive plan for fiscal 2021 including three equity-based components: stock options, performance share units (“PSUs”) and restricted stock units (“RSUs”). The award of PSUs was intended to create long-term performance alignment for the executive team based on achieving critical operating performance results based on three-year goals related to return on net assets (“RONA”) and cumulative adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) over a three-year performance cycle. The fiscal 2021 PSU awards may cliff vest on the third anniversary grant date if specified three-year RONA and EBITDA objectives are achieved.

With respect to fiscal year 2022 incentive compensation, the Compensation Committee continued its focus on aligning the Company’s executive compensation program with shareholder value creation and continued to use PSUs as a meaningful component of executive compensation.

Compensation Committee Oversight of Executive Compensation Program

The Compensation Committee oversees the Company’s executive compensation philosophy and the design and implementation of its executive compensation program. The Committee reviews and approves, or recommends that the Board of Directors approve, all elements of the Company’s executive compensation program. Any new executive compensation plan or program must be approved by the Board based on the recommendation of the Compensation Committee. The Committee sets the compensation of the Chief Executive Officer (“CEO”).

The CEO annually reviews the performance of the other NEOs. After considering the CEO’s assessment and recommendations, the Compensation Committee determines and approves the compensation of the other NEOs. The Compensation Committee has absolute discretion to approve the recommendations of the CEO or to make adjustments as the Committee deems appropriate. The CEO and other executive officers from time to time work with the Committee to gather and compile data needed for benchmarking purposes or for other analysis conducted by the Committee or Committee’s independent compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”).

The Compensation Committee retained FW Cook to provide advice on executive compensation matters, including the types and levels of executive compensation and the competitiveness of the Company’s executive compensation program relative to competitors for executive talent. FW Cook reports directly to the Committee and interacts with management at the Committee’s direction. The Committee and its chairperson have regular opportunities to meet with FW Cook in executive session without management present. The Committee considered the independence of FW Cook in light of current SEC rules and NASDAQ listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Committee.

Compensation Committee Evaluation of Executive Compensation Philosophy and Design

The Compensation Committee evaluates and monitors the Company’s executive compensation philosophy and the design of its executive compensation program to assure the Company’s continued ability to attract, retain and motivate leaders who will focus on the creation of long-term shareholder value.  The Committee believes that a competitive pay-for-performance executive compensation program employing a mix of compensation elements – base salary, short-term incentives and long-term incentives – links executive compensation to Company performance and clearly aligns executive interests with shareholder interests.

The Compensation Committee reviews competitive market data for comparable executive level positions as a point of reference in its executive compensation decisions. The Committee also reviews the Company’s financial performance, individual NEO performance, and the Company’s competitive environment. The Committee also considers compensation information disclosed by a peer group of companies and industry reference companies with which the Company competes for business and executive talent. The Committee also considers information derived from published survey data that compares the elements of each NEO’s target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information for the Committee and adjusts the published survey data to reflect the Company’s revenue size in relation to the survey participants to more accurately reflect the scope of responsibility for each NEO.

The Compensation Committee, with input from FW Cook, continued to use the same peer group that was used in the prior year, except that two of the companies included last year were removed from the peer group: Continental Materials Corp. is now a private company and Revolution Lighting Technologies, Inc. was delisted. The peer companies were selected primarily based upon the following criteria: (i) similar business operations/industry/competitors for investor capital, (ii) sales and market capitalization between approximately 1/3 and 3 to 4 times the Company’s sales and market capitalization, and (iii) competitors for executive talent.

For fiscal 2021 compensation purposes, our peer group consisted of 15 companies.

FY21 Peer Group
AAON Inc.	CTS Corporation	Key Tronic Corporation
Ameresco, Inc.	Daktronics, Inc.	Napco Security Technologies, Inc.
Broadwind Energy Inc.	Eastern Company	PGT Innovations, Inc.
CECO Environmental Corp.	Encore Wire Corporation	Powell Industries, Inc.
CPI Aerostructures, Inc.	Gorman-Rupp Company	Trex Company Inc.
.

Practices Implemented to serve Shareholder Long-term Interests

The following tables summarize certain executive compensation governance practices that the Committee believes will drive financial performance and serve long-term shareholder interests.

Practices the Company Follows
Payfor performance	A significant portion of executive compensation is at-risk and tied to the achievement of various performance objectives that are disclosed to shareholders.
NEO salary guidelines set annually	The Company generally considers NEO salaries as part of its annual performance review process in an effort to be responsive to industry trends.
Balances short-term and long-term incentives

The Company’s incentive programs provide an appropriate balance of annual and longer-term incentives, with long term incentive compensation comprising a significant percentage of target total compensation.

Uses multiple performance metrics	The Company mitigates the risk of the undue influence of a single performance metric by utilizing multiple performance metrics for the short- and long- term incentive plans.
Caps award payouts	Cash incentive payouts under the short-term incentive plan are capped at 150% of target.
Market-based approach for determining NEO target pay	Target compensation for NEOs is set after consideration of market data at peer group companies, industry reference companies and other market data.
Stock ownership and retention guidelines for all NEOs

The Company also maintains stock ownership guidelines for its directors and NEOs. Until director or NEO meets their requirement, they must retain 50% the net after-tax shares received from awards under the Company’s equity compensation plans.

Conducts a risk assessment

The Compensation Committee annually conducts a compensation risk assessment to determine whether the compensation program, or elements thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

Acts through an independent Compensation Committee	The Compensation Committee is comprised entirely of independent directors and has retained an independent compensation consulting firm.

Practices the Company Prohibits
No excise tax gross-up payments	The Company does not enter into any new contractual agreements that include excise tax gross-up payments.
No re-pricing of options

The Company has never repriced or otherwise reduced the per-share exercise price of any outstanding stock options. Re-pricing of stock options is not permitted under our equity award plans without first obtaining approval from the shareholders of the Company. The Company and the Committee will not reprice underwater options without the consent of the Company’s shareholders.

No pledging or hedging of shares

The Company’s insider trading policy restricts Board members and executive officers from entering into hedging transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans. No Board member or executive officer implemented any pledges or hedging transaction.

No special perquisites to executives	The Company does not provide executives with benefit programs or perquisites that are not generally made available to all Company employees, except in limited circumstances.

Elements of Executive Compensation

As more fully described below, the Company’s executive compensation program consists of four elements: a competitive base salary benchmarked against a peer group of companies as well as industry reference companies and other relevant market data; a short-term cash incentive plan tied to the Company’s annual financial performance results and the NEO’s individual performance; a long-term incentive plan utilizing equity in various forms; and customary benefits. The Company’s executive compensation program is designed to reward executives with above-market pay for results which exceed the Company’s target performance goals and objectives. The following table summarizes the elements of the NEO compensation program.

Element	Form of Compensation	Purpose
Base Salary	Cash	Provides competitive, fixed compensation to attract and retain superior executive talent.
Short-Term Incentive Plan	Cash	Provides a direct financial incentive to achieve annual Company and individual performance objectives.
Long-Term Incentive Plan	Stock Options, PSUs and RSUs

Encourages the executive team to earn, build and maintain a long-term equity ownership position through Company and individual performance so that executive interests are aligned with shareholder interests. A portion of the awards are earned only if certain performance objectives are achieved.

Health, Retirement and Other Benefits

NEOs participate in benefit plans generally available to our employees, including the 401K plan; premiums paid on long-term disability and life insurance policies; and the Company also offers a nonqualified deferred compensation plan

Benefit plans are part of a broad-based employee benefits program; the nonqualified deferred compensation plan provides c0mpetitive benefits to our executive officers

The Compensation Committee reviews the risk profile of the elements of the Company’s executive compensation program, including the performance metrics and objectives used in connection with incentive awards. The Committee considers the risks a NEO might be incentivized to take with respect to such elements, metrics and objectives. When establishing the mix among these elements, the Committee carefully calibrates the elements to avoid encouraging excessive risk taking. The Company’s executive compensation program is balanced between annual and long-term incentive compensation to ensure alignment with short-term objectives and with the Company’s long-term business plan and shareholder interests. The Committee also determines that the overall mix of equity-based awards has been allocated to promote an appropriate combination of retention and incentive objectives.

The Committee believes that the Company’s executive compensation program does not encourage the NEOs to engage in business activities or other behavior that might threaten the value of the Company or shareholder interests. The Committee regularly monitors and evaluates the mix of compensation, especially equity compensation, awarded to the NEOs, and the extent to which such compensation aligns NEO interests with shareholder interests. In connection with this practice, the Committee has, from time to time, reconsidered the structure of the Company’s executive compensation program and the relative weighting of various elements of pay.  Please refer to the discussion in the “Compensation Mix” section.

Base Salary

The Compensation Committee reviews each NEO’s base salary, the scope of each NEO’s level of responsibility and potential, as well as base salary levels offered by competitors and the overall marketplace.  Base salary is set at a level that is market competitive in order to attract and retain highly qualified leaders. Base salary reflects the NEO’s scope of responsibility, breadth of experience, ability to contribute to, and impact corporate performance, and a demonstrated track record of individual performance. The Committee has engaged FW Cook to assist in benchmarking each NEO’s base salary and total direct compensation opportunity and each element of executive compensation. The assessment also factors in peer group and industry reference company data and other relevant market data.

In general, the Company seeks to provide target compensation opportunities that are competitive with its peer group companies and other compensation data sources, as provided by FW Cook. There may be instances which indicate the need to pay above target level compensation and the Company is prepared to do so within reasonable limits. The Committee applies a collective, subjective evaluation of the above factors to determine the annual base salary level of each NEO in light of the Company’s performance and such NEO’s individual performance.  The Committee does not utilize a particular objective formula as a means of establishing annual base salary levels.

The Compensation Committee did not increase the base salaries of any NEOs in Fiscal 2021, except for Mr. Clark who received an increase of $33,500 (5.9%) to more align his base salary with the peer group median base salary.

Short-Term Incentive Plan

The Company’s annual short-term incentive plan (the “STIP”) provides for the payment of an annual cash incentive and motivates the NEOs to achieve and exceed the Company’s annual operating plan objectives. In August 2020, the Compensation Committee adopted the Fiscal Year 2021 Short Term Incentive Plan (the “FY21 STIP”). The performance criteria under the FY21 STIP are comprised eighty percent (80%) on a Company performance-based component of adjusted EBITDA and twenty percent (20%) based on net sales. Company performance is measured by comparing the Company’s adjusted EBITDA for the fiscal year ended June 30, 2021, to a target adjusted EBITDA for the entire 2021 fiscal year set by the Committee and by comparing the Company’s net sales for the fiscal year ended June 30, 2021 to a target net sales for the entire 2021 fiscal year set by the Committee. The Committee continues to believe that the measure of adjusted EBITDA reflects operating performance because it excludes amortization of intangibles, which can be confusing and unclear. Adjusted EBITDA also is a highly referenced and preferred performance metric with the shareholder and analyst community. Adjusted EBITDA is a non-GAAP financial measure. Please see Annex A for further discussion regarding our use of Non-GAAP measures. The Committee sees each of adjusted EBITDA and net sales as a measure that aligns with incentivizing growth in shareholder value creation.

Like the FY20 STIP, the FY21 STIP places emphasis on EBITDA over net sales, with EBITDA weighted 80% and net sales weighted 20% of the total incentive. As set forth below, the Company significantly exceeded target performance for both metrics in a very uncertain environment resulting from the pandemic.

FY21 STIP Performance Metrics
Performance Metric	Threshold Achievement	Target Achievement	Maximum Achievement	Actual Results
Net Sales	$285 Million	$294 Million	$305 Million	$316 Million
Adjusted EBITDA	$7.351 Million	$8.648 Million	$11.242 Million	$20.6 Million

2021 Potential Payout Levels

Executive	Threshold Achievement (% of base salary)	Target Achievement (% of base alary)	Maximum Achievement (% of base salary)
James A. Clark	40	80	120
James E. Galeese	25	50	75
Thomas A. Caneris	25	50	75
Michael C. Beck	25	50	75
Jeffery S. Bastian	20	40	60

Long-Term Incentive Plan (LTIP)

The Company’s long-term incentive plan (the “LTIP”) provides for the award of stock options, restricted stock units, and performance share units under the 2019 Omnibus Award Plan. The LTIP rewards executives for achieving the company’s long-term performance goals which in turn will create long-term shareholder value. The grant of equity-based compensation provides a strong longer-term alignment of NEO interests with shareholder interests. The Company has adopted stock ownership and retention guidelines for the executive team to reinforce such alignment.

In connection with the LTIP equity awards granted to the NEOs, the Compensation Committee generally exercises broad discretion to achieve an appropriate balance between retention and incentive objectives.  The Committee attempts to reward the NEOs with LTIP equity awards in an amount that would be significant in relation to the other annual compensation paid to the NEOs, and in the Committee’s judgment, reasonable and appropriate after considering the NEO’s total compensation in relation to that of the most senior executives of companies in similar industries identified in reports prepared for the Committee. The size of the award is not determined by application of any formula, but rather reflects the Committee’s subjective judgment with regard to encouraging and rewarding high levels of performance.

The Compensation Committee is responsible for administration of the 2019 Omnibus Award Plan, with respect to executive officers, including the NEOs, Board members and all other employees. After consultation with Mr. Clark, Mr. Galeese and Mr. Caneris concerning possible grants to employees other than themselves, the Committee determines the individuals who will receive equity awards, the date of grant, the vesting and/or performance conditions of the grant, and the number of shares or units awarded.  All stock option exercise prices are set at the closing sale price reported on Nasdaq for the Company’s Common Shares on the effective date of the grant.  The Committee bases its individual equity awards upon Company performance, the past contributions of the particular employee and the capability of the employee to positively impact the Company’s future success and profitability. Although the Company does not have a written policy regarding the timing of or practices related to granting equity awards, neither the Company nor the Committee engages in re-pricing, spring-loading, back-dating or bullet-dodging practices. The Committee usually grants annual equity awards to the NEOs on or around the time of its August meeting.

In August 2020, the Compensation Committee adopted the Fiscal 2021 Long Term Incentive Plan (the “FY20 LTIP”). The FY21 LTIP provides for the issuance of equity awards consisting of nonqualified stock options, RSUs and PSUs. The FY21 LTIP’s terms are consistent with making a substantial portion of each NEO’s compensation dependent on attaining Company performance over a longer term.

The Committee views the FY21 LTIP grants of RSUs as a retention tool; the RSUs vest over three years. The Committee believes the FY21 LTIP grants of stock options (which vest in equal annual installments over three years and have a ten-year exercise term) and three-year PSU awards focus on long-term performance and shareholder alignment. Mr. Clark’s FY21 LTIP stock option award represented of 50% PSUs, 25% RSUs, and 25% stock options the value of the total grants to him. For Messrs. Beck, Caneris and Galeese, the awards consisted of 40% PSUs, 35% RSUs and 25% stock options. The value of Mr. Bastian’s FY21 LTIP award consisted of 25% stock options, 40% PSUs and 35% RSUs. The Committee believes that this LTIP mix makes the overall grant value more heavily performance-oriented over a longer period, with three years representing an appropriate performance cycle.

Stock options granted under the FY21 LTIP vest ratably over a three-year period and are exercisable for ten years from the date of grant. RSUs vest 50% on the first anniversary of the date of grant and 25% on the second and third anniversaries of the date of grant.

All PSU awards are subject to a three-year performance period. The vesting of the PSU awards is subject to the achievement of a three-year cumulative adjusted EBITDA and a Return on Net Assets (“RONA”) performance objective. Specifically, PSU awards will cliff vest at the end of the third year if specific adjusted EBITDA and RONA targets are achieved. Each performance metric is weighted at 50% of the PSU. Adjusted EBITDA serves as a proxy for cash flow and the amount of profit that can be made from the Company’s current assets and operations. Adjusted EBITDA is a non-GAAP financial measure. Please see Annex A for further discussion regarding our use of Non-GAAP measures. RONA measures the effectiveness with which the Company uses its assets and working capital to sustain growth. The Compensation Committee believes adjusted EBITDA and RONA are common metrics used by the investment and analyst community and that improvements in adjusted EBITDA and RONA will result in growth in shareholder value.

FY21 LTIP Performance Metrics – 3-year Vesting Period

Performance Metric as a Percent of Target	Weight of Performance Metric	Threshold Achievement as a Percentage of Target	Target Achievement	Maximum Achievement as a Percentage of Target	Threshold Payout	Target Payout	Maximum Payout
RONA % (3-year average)	50%	85%	100%	110%	50%	100%	150%
Adjusted EBITDA (cumulative)	50%	90%	100%	110%	50%	100%	150%

The following table shows the Committee’s FY21 LTIP Awards to the NEOs.

FY21 LTIP Awards

Executive	Stock Options	RSUs	PSUs
James A. Clark	76,271	26,471	52,941
James E. Galeese	22,586	10,974	12,542
Thomas A. Caneris	21,928	10,654	12,176
Michael C. Beck	21,070	10,238	11,000
Jeffery S. Bastian	13,096	7,272	6,363

Fiscal 2022 Equity Compensation Developments

As of the date of this Proxy Statement, the Compensation Committee has not yet adopted a Fiscal 2022 Long-Term Incentive Plan (the “FY22 LTIP”).

NEO Stock Holding Requirements

The Company maintains Stock Ownership and Retention Guidelines (the “Guidelines”) applicable to NEOs. All NEOs are in compliance with the Guidelines. The Guidelines require the following stock ownership multiples:

NEO	Multiple of Base Salary
James, A Clark	5x
James E. Galeese	2x
Thomas A. Caneris	2x
Michael C. Beck	2x
Jeffery S. Bastian	2x

Until a NEO meets his requirement, he must retain 50% the net after-tax shares received from awards under the Company’s equity compensation plans.

In addition, each NEO is prohibited from selling Company stock acquired by exercising stock options or the vesting of other equity grants until such Officer is in compliance with his or her ownership requirement; provided, however NEOs may immediately sell Company stock acquired by exercising stock options or other equity grants in amounts not exceeding the retention ratio. Once a NEO has met his minimum ownership requirement, he shall be deemed to have met his share ownership requirement regardless of fluctuations in the price of the Company’s shares or changes in t base salary or cash retainer, unless the NEO sold shares in excess of the retention ratio in the proceeding twelve (12) months. In such case, the determination of the NEO’s compliance with the minimum share requirements shall begin anew.

Clark Employment Agreement

Mr. Clark’s employment with the Company began effective November 1, 2018. In connection with his employment, the Company and Mr. Clark entered into an Employment Agreement which provides:

●	Annual base salary of $550,000, a signing bonus of $110,000, and relocation expense package of $180,000.
●	Eligibility to receive incentive compensation under LSI’s Short-Term Incentive Plans.

●

A non-statutory stock option (the “Clark Option”) with a term of ten years to purchase 500,000 shares of the Company’s common stock of which: (A) fifty percent (50%) shall vest in full on the third anniversary of the date of grant; (B) twenty-five percent (25%) shall vest upon (I) satisfaction of the condition that he shall be employed by the Company as the Company’s CEO for three years (the “CEO Employment Condition”) and (II) the closing price per share of the Company’s common stock on the NASDAQ Global Select Market at any time prior to the expiration of the ten year term of the Clark Option shall be equal to or greater than $9.50 per share; and (C) twenty-five percent (25%) shall vest upon (I) satisfaction of the CEO Employment Condition, and (II) the closing price per share of the Company’s common stock on the NASDAQ Global Select Market at any time prior to the expiration of the ten year term of the Clark Option shall be equal to or greater than $15.00 per share. The Clark Option is intended to qualify as an “inducement grant” under NASDAQ Listing Rule 5635(c)(4) and was not granted pursuant to the Company’s Amended and Restated 2012 Stock Incentive Plan.

●	Eligibility to receive additional share-based awards on an annual basis.
●

If the Company terminates Mr. Clark’s employment without cause, it shall pay severance, subject to receipt of an appropriate release of claims agreement, in an amount equal to one year of his then current base salary plus an incentive payment equal to the then applicable “target” amount.

Caneris Offer Letter

In connection with his employment with the Company as Senior Vice President - Human Resources and General Counsel, which began on August 5, 2019, Mr. Caneris and the Company executed an Employment Offer Letter which provides:

●	Annual base salary of $345,000, a signing bonus of $50,000, and relocation expense package of $50,000.
●

A non-statutory stock option (the “Caneris Option”) with a term of ten years to purchase 100,000 shares of the Company’s common stock which shall vest on the third anniversary of the grant date. The Caneris Option is intended to qualify as an “inducement grant” under NASDAQ Listing Rule 5635(c)(4) and was not granted pursuant to the Company’s Amended and Restated 2012 Stock Incentive Plan.

Clawbacks: Recovery of Prior Equity Awards

In the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws, the Compensation Committee shall require reimbursement to the Company (i.e., a clawback) of any equity award granted under the LTIP where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of the Company’s financial statements filed with the SEC; (ii) the Compensation Committee determines the officer engaged in intentional misconduct that caused or substantially caused the need for the accounting restatement; and (iii) a lower payment would have been made to such officer based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the officer the amount by which any performance-based awards paid to such officer for the relevant period exceeded the lower payment that would have been made based on the restated financial results. This compensation recovery policy applies to financial statements for periods ending after June 30, 2016.

Health, Retirement and Other Benefits

The Company’s benefits program includes a 401K savings plan and group life, short-term disability and long-term disability insurance plans.  The objective of our group insurance plans is to provide our executive officers with reasonable and competitive levels of protection which could interrupt the officer’s employment and/or income received as an active employee.

The objective of the 401K savings plan is to provide a competitive level of retirement savings and income to executive officers and to reward them for continued service with the Company. The executive officers may also participate in the Company’s Nonqualified Deferred Compensation Plan. Please see the “Nonqualified Deferred Compensation” section of this Proxy Statement for additional information.

Executive perquisites are kept by the Committee to a minimal level and do not play a significant role in executive compensation.  These benefits, and their incremental cost to the Company, are described in the All Other Compensation Table and its footnotes.  The Committee believes these perquisites to be reasonable, comparable with peer companies, and consistent with the Company’s overall compensation practices. The Company does not provide tax gross-ups.

Compensation Mix

The Compensation Committee does not attempt to maintain a certain target compensation mix. The Committee seeks an appropriate mix between equity incentive awards and cash payments in order to meet the Company’s various objectives around pay-for-performance, retention, and motivation of executive talent.  Other than as set forth in various compensation plans, any apportionment goal is not applied rigidly and does not control the Committee’s compensation decisions.  The Committee uses it as another tool to assess total compensation opportunities and whether the appropriate incentives have been provided to accomplish the Company’s compensation objectives.  The mix of compensation elements is designed to reward short-term results and motivate long-term performance through a combination of cash and equity incentive awards.  The Committee believes the most important indicator that compensation objectives are being met is the ability to motivate the NEOs to deliver superior performance and to retain the NEOs to continue their careers with the Company on a cost-effective basis.

Change in Control Agreements and Supplemental Benefits Agreements

Effective January 26, 2021, the Company entered into Change in Control Agreements and Supplemental Benefits Agreements with each of the following executive officers: James A. Clark, Chief Executive Officer; James E. Galeese, Executive Vice President and Chief Financial Officer; and Thomas A. Caneris, Senior Vice President, Human Resources and General Counsel.

The Change in Control Agreements provide that if the executive’s employment terminates during a change in control period (generally defined as the twenty-four months after a change in control) other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreements), he is entitled to a severance payment equal to a multiple of his then-current base salary plus his target bonus for the severance period. The multiple for Mr. Clark is two and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is two times. The agreements provide for continued participation in medical and dental plans, with full COBRA payments to be paid by the Company. The agreements also provide that in the event of a change in control and upon a subsequent qualifying termination of employment, unless the successor company agrees to assume, replace or substitute the executive’s stock options, restricted stock awards, and/or restricted stock unit awards (“RSUs”), such awards shall become vested in full and exercisable in their entirety. The agreements further provide that in the event of a change in control all performance stock units granted to the executive will convert at the target performance level into time-based RSUs vesting in equal installments over three years.

The Supplemental Benefits Agreements provide that if the executive’s employment is terminated by the Company without “cause” or the executive terminates his employment for “good reason” (each as defined in such agreements), at any time outside of a change in control period (generally defined as the twenty-four months after a change in control), the executive is entitled to a severance payment equal to a multiple of the sum of one year of base salary and his annual target bonus. The multiple for Mr. Clark is one and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is one time. The agreements provide that if the executive’s employment is terminated by the Company without “cause,” the executive terminates his employment for “good reason” or in the event of the executive’s retirement when the executive satisfies applicable retirement criteria, or in the event of executive’s death or disability: (A) all unvested stock options (other than stock options that may vest upon the achievement of performance conditions) shall immediately and without further action become fully vested; and (B) all unvested stock options that may vest upon the achievement of performance conditions, all unvested restricted stock unit awards, all unvested restricted stock awards and all unvested performance stock unit awards shall continue to vest pursuant to their original vesting schedules. The agreements also provide for continuation of coverage under group health plans maintained by the Company, additional cash COBRA payments for six months (in the case of Mr. Clark only) and non-competition covenants.

Non-GAAP Measurements

RONA, adjusted cumulative EBITDA, and adjusted EBITDA, are non-GAAP measures. Please see Annex A for the definition of such terms and a reconciliation to GAAP.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement on Schedule 14A.

Respectfully submitted by the members of the Compensation Committee.

Ronald D. Brown, Chairman	Amy L. Hanson	Chantel E. Lenard

The following table sets forth information regarding compensation paid to the NEOs for fiscal 2021.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Option Awards (3)	Stock Awards (4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation (5)	Total

James A. Clark Chief Executive Officer	2021 2020 2019	$559,189 $564,202 $353,670	$720,000 $271,920 $110,000	$180,355 - $811,250	$540,000 $200,000 -	- - -	$20,660 $9,261 -	$130,221 $37,250 $184,644	$2,150,425 $1,082,663 $1,459,564

James E. Galeese EVP, Chief Financial Officer	2021 2020 2019	$336,216 $352,962 $340,476	$266,513 $100,000 $86,250	$53,408 $71,101 $89,946	$159,909 $71,069 $135,109	- - -	$32,682 $50,744 $(12,898)	$35,852 $20,434 $13,855	$884,580 $666,310 $652,739

Thomas A. Caneris SVP, HR & General Counsel	2021 2020	$323,769 $296,567	$258,750 $145,000	$51,852 $171,691	$155,244 $69,001	- -	$54,317 $22,060	$170,589 $120,540	$1,014,521 $824,859

Michael C. Beck SVP, Operations	2021 2020 2019	$314,288 $330,000 $118,925	$248,625 $50,000 $50,363	$49,823 $66,329 $35,833	$149,178 $66,301 -	- - -	$35,484 $16,264 -	$121,090 $56,780 $52,937	$918,488 $585,674 $258,059

Jeffery S. Bastian VP, Chief Accounting Officer	2021 2020 2019	$237,739 $239,076 $244,563	$148,349 $29,670 $10,086	$30,968 $25,972 $28,196	$92,718 $60,575 -	- - -	$18,218 $27,549 $(6,885)	$33,747 $20,362 $7,940	$561,739 $403,204 $283,900

(1)

Salary compensation represents the base salary paid during the fiscal year. For fiscal 2020, salary represents a partial year for Mr. Caneris who joined the Company in August 2020. For fiscal year 2019, salary represents a partial year for Mr. Clark who joined the Company in November 2018 and Mr. Beck who joined the Company in February 2019.

(2)

Bonus compensation represents the incentive and discretionary compensation expensed during the fiscal year and paid in the following fiscal year. The bonus compensation for Mr. Caneris in 2020 also includes a $50,000 signing bonus. For 2019, bonus compensation for Mr. Clark includes a $110,000 signing bonus; and for Mr. Beck includes a $45,000 signing bonus.

(3)

Stock option award compensation represents the grant date fair value which will be expensed for financial statement reporting purposes in accordance with FASB ASC Topic 71 (Compensation–Stock Compensation). There can be no assurance that the value realized from the exercise of stock options, if any, will equal the amount of ASC 718 compensation expense recorded. See discussion related to all assumptions made in the valuation of stock options in accordance with ASC 718 in Note 10 to the Company’s financial statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2021.

(4)

Stock awards in 2021 to Messrs. Clark, Galeese, Caneris, Beck, and Bastian are comprised of RSU and PSU awards. The 2021 RSU awards are as follows: Mr. Clark of $180,00; Mr. Galeese of $74,623; Mr. Caneris of $72,447; Mr. Beck of $69,618; and Mr. Bastian of $49,450. The 2021 PSU awards are as follows: Mr. Clark of $360,000; Mr. Galeese of $85,286; Mr. Caneris of $82,797; Mr. Beck of $79,560; and Mr. Bastian of $43,268. Stock awards in 2020 to Messrs. Clark, Galeese, Caneris, Beck, and Bastian are comprised of PSU awards Mr. Bastian’s 2020 awards also consist of an RSU award of $25,960. Mr. Galeese’s 2019 stock awards consist of a PSU award.

For all years, RSU compensation represents the grant date fair value and PSUs at 100% of target payout. For the 2020 and 2021 PSUs, the minimum is 50% of target payout and the maximum is 150% of target payout.

(5)	See the “All Other Compensation” table for an explanation of the amounts shown in this column.

ALL OTHER COMPENSATION

The following table describes each element of the All Other Compensation column for 2021 in the Summary Compensation Table.

Name	Fiscal Year	Life Insurance (1)	Qualified Retirement Plan or 401K Plan Contributions (2)	Non-qualified Deferred Compensation Plan Contributions (3)	Relocation Allowance	Post Employment Payments	Total

	2021	$2,000	$3,462	$124,759	--	--	$130,221
James A. Clark	2020	$2,000	$6,856	$28,394	--	--	$37,250
	2019	$2,000	$2,644	--	$180,000	--	$184,644

	2021	$2,000	$2,050	$31,802	--	-	$35,852
James E. Galeese	2020	$2,000	$7,813	$10,621	--	--	$20,434
	2019	$2,000	$11,855	--	--	--	$13,855

	2021	$2,000	$796	$167,793	--	--	$170,589
Thomas A. Caneris	2020	$2,000	$2,787	$65,753	$50,000	--	$120,540

	2021	$2,000	$1,913	$117,177	--	--	121,090
Michael C. Beck	2020	$2,000	$4,903	$49,877	-	--	$56,780
	2019	$2,000	$937	--	$50,000	--	$52,937

	2021	$2,000	$1,426	$30,321	--	--	$33,747
Jeffery S. Bastian	2020	$2,000	$3,971	$14,391	--	--	$20,362
	2019	$2,000	$5,940	--	--	--	$7,940

The Company does not provide automobile, personal expense or professional fee allowances.

(1)	Life insurance represents the taxable premium associated with the Company’s group term life insurance program.

(2)	The amounts represent 401K plan matching contributions.

(3)	The amounts represent non-qualified deferred compensation employer matching contributions.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding all grants of plan-based awards made to the NEOs during fiscal 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Option Awards: Number of Securities Underlying Options (1)	Stock Unit Awards: Number of Securities Underlying Options (1)	Performance Stock Unit Awards: Number of Securities Underlying Awards (2)	Exercise or Base Price of Option and RSU Awards ($/share)	Grant Date Fair Value of Stock Option and PSU Awards

James A. Clark	8/19/20				26,471	52,941	79,412	76,271	26,471	52,941	$6.80	$720,355

James E. Galeese	8/19/20				6,271	12,542	18,813	22,586	10,974	12,542	$6.80	$213,317

Thomas A. Caneris	8/19/20				6,088	12,176	18,264	21,928	10,654	12,176	$6.80	$207,096

Michael C. Beck	8/19/20				5,850	11,700	17,550	21,070	10,238	11,700	$6.80	$199,001

Jeffery S. Bastian	8/19/20				3,182	6,363	9,545	13,096	7,272	6,363	$6.80	$123,686

(1)

Stock Options vest ratably in three equal annual installments, beginning on the first anniversary of the award, subject to continued employment of the Named Executive Officer. RSUs vest over three years as follows: (1) 50% on the first anniversary of the award; (2) 25% on the second anniversary; and (3) 25% on the third anniversary.

(2)	PSUs will cliff vest at the end of three years if certain adjusted EBITDA and RONA targets are met.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of June 30, 2021.

Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Numbers of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Pay Out Value of Unearned Shares, Units or Other Rights That Have Not Vested
James A. Clark	(4) 11/1/18 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20	- - - - -	- - 76,271 - -	500,000 - - - -	$4.40 - $6.80 - -	11/1/28 - 8/19/30 - -	- - - 26,471 -	- - - $212,033 -	- 52,219 - - 52,941	- $418,274 - - $424,057

James E. Galeese	(1) 6/12/17 (2) 8/17/17 (2) 8/16/18 (3) 8/16/18 (2) 8/21/19 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20	60,000 38,000 42,533 - 25,202 - - - -	- - 21,267 - 50,404 - 22,586 - -	- - - - - - - - -	$9.15 $5.92 $4.94 - $3.83 - $6.80	6/12/27 8/17/27 8/16/28 - 8/21/29 - 8/19/30 - -	- - - - - - - 10,974 -	- - - - - - - $87,902 -	- - - 27,350 - 18,556 - - 12,542	- - - $219,074 - $148,634 - - $100,461

Thomas A. Caneris	(5) 8/5/19 (1) 8/21/19 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20	- 24,468 - - - -	100,000 48,936 - 21,928 - -	- - - - - -	$4.04 $3.83 - $6.80 - -	8/5/29 8/21/29 - 8/19/30 - -	- - - - 10,654 -	- - - - $85,339 -	- - 18,016 - - 12,176	- - $144,308 - - $97,530

Michael C. Beck	(5) 2/11/19 (2) 8/21/19 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20	- 23,511 - - - -	50,000 47,021 - 21,070 - -	- - - - - -	$3.18 $3.83 - $6.80 - -	2/11/29 8/21/29 - 8/19/30 - -	- - - - 10,238 -	- - - - $82,006 -	- - - 17,311 - 11,700	- $138,661 - $93,717

Jeffery S. Bastian	(1) 8/16/12 (1) 8/23/13 (1) 11/20/14 (1) 7/1/15 (1) 7/1/16 (1) 6/12/17 (2) 8/17/17 (2) 8/16/18 (2) 8/21/19 (6) 8/21/19 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20	11,250 17,000 20,000 15,000 10,000 3,750 18,000 13,333 9,206 - - - - -	- - - - - - - 6,667 18,412 - - 13,096 - -	- - - - - - - - - - - - - -	$6.58 $7.20 $6.81 $9.39 $11.06 $9.15 $5.92 $4.94 $3.83 - - $6.80 - -	8/16/22 8/23/23 11/20/24 7/1/25 7/1/26 6/12/27 8/17/27 8/16/28 8/21/29 - - 8/19/30 - -	- - - - - - - - - 6,778 - - 7,272 -	- - - - - - - - - $54,292 - - $58,249 -	- - - - - - - - - - 9,038 - - 6,363	- - - - - - - - - - $72,394 - - $50,968

(1)	Stock options have a ten-year term and vest ratably over a four-year period beginning with the first anniversary date of grant.

(2)	Stock options have a ten-year term and vest ratably over a three-year period beginning on the first anniversary of the date of grant.

(3)	PSUs are unearned and vesting of the PSUs is subject to the achievement of three-year performance objectives.

(4)	Inducement Grant of Performance Stock Options made as part of the executive’s initial employment with the Company.

(5)	Inducement grant of Stock Options made as part of the executive’s initial employment with the Company.

(6)	RSUs granted prior to August 19, 2020 vest ratably over a three-year period beginning on the first anniversary of the date of grant. Upon vesting accrued cash dividends are paid to the executive.

(7)

RSUs granted on August 19, 2020 vest over a three-year period as follows: (1) 50% on the first anniversary of the award; (2) 25% on the second anniversary of the award; and (3) 25% on the third anniversary of the award. Upon vesting, accrued cash dividends are paid to the executive.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the NEOs on stock option exercises and RSU vesting during fiscal 2021, including the number of shares acquired upon exercise and the value realized.

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting

James A. Clark	None	N/A	None	N/A

James E. Galeese	None	N/A	2,833	$18,839

Thomas A. Caneris	None	N/A	None	N/A

Michael C. Beck	None	N/A	None	N/A

Jeffery S. Bastian	None	N/A	3,759	$26,123

NONQUALIFIED DEFERRED COMPENSATION

The Company has a Nonqualified Deferred Compensation Plan that allows for both employee contributions and company contributions.  This is a funded plan so that when contributions are made into the plan, they are 100% invested in Common Stock of the Company.  A group of employees of the Company having an annual base salary above a certain limit are invited to defer up to 40% of their salary and/or bonus into this plan.  The Company makes a matching contribution equal the amount contributed by the employee. A Company make-up contribution will also be made into the plan on behalf of the named executives at the same percentage as in the Company’s qualified retirement plan for any salary and bonus compensation not receiving a benefit in the qualified retirement plan due to ERISA imposed limits on covered compensation or because the executive elected to defer salary and/or bonus into the deferred compensation plan.  The following table provides information relating to the activity in the Deferred Compensation Plan accounts of the NEOs during fiscal 2021 and the aggregate balance of the accounts as of June 30, 2021.

Executive	Executive Contributions in Fiscal 2021 (1)	LSI Contributions in Fiscal 2021	Aggregate Earnings in Fiscal 2021 (2)	Aggregate Withdrawals / Distributions in Fiscal 2021	Aggregate Balance at June 30, 2021 (3)

James A. Clark	$124,759	$124,759	$20,660	-	$336,228

James E. Galeese	$31,802	$31,802	$32,682	-	$235,115

Thomas A. Caneris	$167,793	$167,763	$54,317	-	$543,469

Michael C. Beck	$117,177	$117,177	$35,484	-	$385,854

Jeffery S. Bastian	$30,321	$30,321	$18,218	-	$164,167

(1)	NEO’s contributions are included as part of the NEO’s salary in the Summary Compensation Table. This was also the case in prior years.

(2)

Aggregate earnings are included as part of each NEO’s change in nonqualified deferred compensation earnings in the Summary Compensation Table. Aggregate earnings represent the change in the market price the Company’s Common Shares as all account balances in the Plan are invested in Common Shares.

(3)

NEOs and other Plan participants are fully vested in their plan account balances. Participants may receive installment or lump sum distributions upon termination of employment from the Company (not before a date which is six months after termination for the NEOs). There is also a provision for hardship distributions in the event of an unforeseeable emergency that would result in a severe financial hardship to the participant. All distributions are made in Common Shares.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Effective January 26, 2021, the Company entered into Change in Control Agreements and Supplemental Benefits Agreements with each of the following executive officers: James A. Clark, Chief Executive Officer; James E. Galeese, Executive Vice President and Chief Financial Officer; and Thomas A. Caneris, Executive Vice President, Human Resources and General Counsel.

The Change in Control Agreements provide that if the executive’s employment terminates during a change in control period (generally defined as the twenty-four months after a change in control) other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreements), he is entitled to a severance payment equal to a multiple of his then-current base salary plus his target bonus for the severance period. The multiple for Mr. Clark is two and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is two times. The agreements provide for continued participation in medical and dental plans, with full COBRA payments to be paid by the Company. The agreements also provide that in the event of a change in control and upon a subsequent qualifying termination of employment, unless the successor company agrees to assume, replace or substitute the executive’s stock options, restricted stock awards, and/or restricted stock unit awards (“RSUs”), such awards shall become vested in full and exercisable in their entirety. The agreements further provide that in the event of a change in control all performance stock units granted to the executive will convert at the target performance level into time-based RSUs vesting in equal installments over three years.

The Supplemental Benefits Agreements provide that if the executive’s employment is terminated by the Company without “cause” or the executive terminates his employment for “good reason” (each as defined in such agreements), at any time outside of a change in control period (generally defined as the twenty-four months after a change in control), the executive is entitled to a severance payment equal to a multiple of the sum of one year of base salary and his annual target bonus. The multiple for Mr. Clark is one and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is one time. The agreements provide that if the executive’s employment is terminated by the Company without “cause,” the executive terminates his employment for “good reason” or in the event of the executive’s retirement when the executive satisfies applicable retirement criteria, or in the event of executive’s death or disability: (A) all unvested stock options (other than stock options that may vest upon the achievement of performance conditions) shall immediately and without further action become fully vested; and (B) all unvested stock options that may vest upon the achievement of performance conditions, all unvested restricted stock unit awards, all unvested restricted stock awards and all unvested performance stock unit awards shall continue to vest pursuant to their original vesting schedules. The agreements also provide for continuation of coverage under group health plans maintained by the Company, additional cash COBRA payments for six months (in the case of Mr. Clark only) and non-competition covenants.

Equity Award Acceleration

The terms of stock options granted under all of LSI’s shareholder approved equity compensation plans generally provide for the acceleration of vesting upon a change in control or upon the executive officer’s death, disability or retirement.

Equity Acceleration on Change in Control

Upon a Change of Control event, all unvested equity grants made to a NEO will immediately vest. PSUs granted under the 2019 Omnibus Plan will vest at target. The Company’s Amended and Restated 2012 Stock Incentive Plan gives the Board of Directors alternatives on converting the PSU awards to buyer securities, cash payment, etc., and are not included in the table below. In general, a change in control occurs if (i) a person or entity acquires 25% or more of the Company’s Common Shares or (ii) a majority of the Board is replaced in any one-year period other than by new directors approved by two-thirds of the existing directors.

Equity Acceleration on Death, Disability or Retirement

If an NEO’s employment with the Company is terminated by reason of death, disability or retirement, his stock options will vest in full and become immediately exercisable.

As of June 30, 2021, the current NEOs held the following amounts of unvested Stock Options, RSUs and PSUs:  Mr. Clark, 576,271 stock options, 26,471 RSUs and 105,160 PSUs; Mr. Galeese, 94,257 stock options, 10,974 RSUs and 58,448 PSUs; Mr. Caneris, 170,864 stock options, 10,654 RSUs and 30,192 PSUs; Mr. Beck, 118,091 stock options, 10,238 RSUs and 11,700 PSUs; and Mr. Bastian, 38,175 stock options, 11,791 RSUs and 6,363 PSUs. The closing market price of the Company’s Common Shares was $8.01 per share on June 30, 2021.   Any value reported in the table below relates only to those unexercised stock options (whether vested or unvested) having an exercise price less than the June 30, 2021 closing market price of $8.01 per share.

The following table shows the potential payments, other than those generally available to all salaried employees, that would be payable to each NEO assuming a qualifying change in control or other triggering event had occurred on June 30, 2021.

Name	Payments Under Change in Control Agreements	Aggregate Value of Vested Equity Awards	Aggregate Value of Unvested Equity Awards	Deferred Compensation Plan Account Balances

James A. Clark	$2,700,000	--	$2,951,652	$336,228

James E. Galeese	$1,066,050	$315,341	$859,378	$235,115

Thomas A. Caneris	$1,035,000	$102,276	$955,262	$543,469

Michael C. Beck	-	$98,276	$639,266	$385,854

Jeffery S. Bastian	-	$170,891	$258,690	$164,167

CEO PAY RATIO DISCLOSURE

As of June 30, 2021, the Company’s employee population consisted of 1,095 individuals. The Company did not exclude any employees from our determination of the median employee. The Company determined the compensation of its median employee for this purpose by: (i) calculating the annual total compensation based on the W-2 Box 1 amount for each of its employees; (ii) wages and salaries were annualized for those employees who were not employed for the full fiscal year based on their applicable work schedules; (iii) ranking the annual total compensation of all employees (excluding the PEO) from highest to lowest. The median amount was selected from the annualized list.

The Company is providing disclosure of the ratio of the annual total compensation of its principal executive officer (“PEO”) to its median employee’s annual total compensation as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. For purposes of the disclosure required by Item 402(u), the Company is referencing the compensation of the Company’s Chief Executive Officer, James A. Clark. Mr. Clark’s annual total compensation for fiscal 2021 was $2,150,425. The median employee’s (excluding the PEO) annual total compensation for fiscal 2020 was $38,400. We used the same median employee in our pay ratio calculation for fiscal 2021 as we used for fiscal 2020 because there was no change in our employee population or employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. The median employee for fiscal 2021 was a non-exempt, full-time employee located in the United States. Therefore, the Company reasonably estimates that the fiscal 2021 ratio of the PEO’s annual total compensation to the annual total compensation of our median employee was 56.0 to 1.

Under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans may differ by country even within the same company. As such, the Company’s pay ratio may not be comparable to the pay ratio reported by other companies.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information about all of the Company’s equity compensation plans as of June 30, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,776,621	$6.27	2,573,450
Equity compensation plans not approved by security holders	408,135	$6.66	--
Total	3,184,756	$6.32	2,573,450

CORPORATE GOVERNANCE

The Company is an Ohio corporation and is governed by the corporate laws of the State of Ohio.  The Company’s Common Shares are publicly traded on the NASDAQ Global Select Market and the Company files reports with the Securities and Exchange Commission. The Company is also subject to NASDAQ rules as well as various provisions of federal securities laws, the Sarbanes-Oxley Act, and the Dodd-Frank Act.  In accordance with NASDAQ rules, the Board of Directors affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in the NASDAQ listing standards and Exchange Act rules. The Company’s Director Independence Standards are available the Company’s website, www.lsicorp.com. Based on these standards, the Board determined that each of the following members of the Board are independent:  Mr. Beech, Mr. Brown, Ms. Hanson, Ms. Lenard, and Mr. O'Gara.

Board of Directors

The Board of Directors elects or appoints the Company’s executive officers to manage the Company’s business operations and oversees the management of the Company on behalf of its shareholders.  It reviews the Company's long-term strategic plans and exercises direct decision-making authority in all major corporate decisions, such as acquisitions or divestitures, the declaration of dividends, major capital expenditures and the establishment of critical corporate policies.

The Executive Committee is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law.

The Board of Directors held four (4) meetings during fiscal 2021 either in person or telephonically.   The independent Directors discussed matters in executive session at the end of certain Board meetings, Executive Committee meetings and other Committee meetings, in each instance without the presence of the Company's senior management executives.

Each member of the Board of Directors is expected to attend the Annual Meeting.  Each Board member who was a Board member at the time of the Company’s 2020 Annual Meeting attended the meeting.  Each Board member attended at least 80% of the aggregate of all meetings of the Board, Board Committees of which she or he was a member and independent Director meetings.

Shareholders may communicate with the Board or any individual member of the Board on matters of concern by mail addressed to the Corporate Headquarters at 10000 Alliance Road, Cincinnati, Ohio 45242 or through the Company’s website at www.lsicorp.com, in each case to the attention of the Secretary of the Company.

Board Leadership Structure

Mr. O’Gara, a non-employee independent director, serves as Chairman of the Board of Directors and has served on the Board since 1999. The Board believes that this structure is currently an appropriate leadership model for the Company’s size and the history and nature of its business operations. He is intimately familiar with the Company’s business and in a good position to identify and evaluate strategic issues facing the Company.

As noted above, the Board of Directors is currently comprised of six members, five of whom are non-employee directors who meet the NASDAQ Guidelines for independence and who meet periodically in executive session, factors which help ensure independent oversight of the Company. The Board of Directors recognizes that no single leadership model is right for all companies at all times, and for this reason, the Nominating and Corporate Governance Committee, working closely with the entire Board, periodically considers the Company’s current leadership structure, as well as alternative structures, in its review of overall Board composition and succession planning.  The Board has determined that the Company’s leadership structure is appropriate given the scope of its business, the nature and allocation of the responsibilities of the CEO and the other NEOs and the views of the Company’s shareholders as evidenced by the voting results of recent Board elections.

Risk Oversight

The Company believes the role of management, including the NEOs, is to identify and manage risks confronting the Company.  The Board of Directors also plays an integral part in overseeing the processes used by management to identify and report these risks, if any, and in monitoring corporate actions so as to confine risk to appropriate levels.  The Board of Directors and each Board committee frequently engages in the discussion of risks facing the Company at their regularly scheduled meetings.

The Company’s leadership structure and overall corporate governance model is designed to aid the Board in its oversight of risk management.  For example: the Audit Committee serves a key risk oversight function in carrying out its review of the Company’s financial reporting and internal reporting processes, as required by the Sarbanes-Oxley Act of 2002; the Compensation Committee helps oversee risks relating to the Company’s executive compensation plan; and the Nominating and Corporate Governance Committee contributes to the overall risk oversight process by periodically reviewing the Company’s Board committee charters and evaluating potential Director nominees.

DIRECTOR COMPENSATION

The compensation program for the Company’s non-employee Directors has been approved by the Compensation Committee. Non-employee Director annual compensation is $120,000, of which $60,000 is comprised of Common Shares and the remainder is cash. In addition, Committee Chairs receive the following amounts annually: Audit Committee Chair $17,500; Compensation Committee Chair $15,500; Nominating and Corporate Governance Committee Chair $13,500. The Chairman of the Board receives a $50,000 annual retainer. Directors who are employees of the Company do not receive any compensation for serving as a member of the Board of Directors.

The following table sets forth information regarding compensation paid by the Company to its non-employee Directors during fiscal 2021.

Name (1)	Fees Earned or Paid In Cash (2)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert P. Beech	$73,500	$60,000	--	--	--	--	$133,500
Ronald D. Brown	$67,750	$60,000	--	--	--	--	$127,750
Amy L. Hanson	$77,500	$60,000	--	--	--	--	$137,500
Chantel E. Lenard	$60,000	$60,000	--	--	--	--	$120,000
Wilfred T. O'Gara	$110,000	$60,000	--	--	--	--	$170,000

(1)	The table includes all non-employee directors of the Company in fiscal 2021.
(2)

Stock awards are made to each non-employee director quarterly as part of the annual retainer. The annual value of Common Shares awarded, based upon the closing price on the first business day of each calendar quarter, is equal to approximately $60,000 in fiscal 2021.

Non-Employee Director Stock Holding Requirements

The Company maintains Stock Ownership and Retention Guidelines (the “Guidelines”) applicable to non-employee directors. All non-employee directors are in compliance with the guidelines. The Guidelines require the following stock ownership multiples:

Non-employee Director	Multiple of Annual Retainer
Robert P. Beech	3x
Ronald D. Brown	3x
Amy L. Hanson	3x
Chantel E. Lenard	3x
Wilfred T. O’Gara	3x

Each non-employee director subject to the Guidelines has five years from the date of election to be in compliance with the Guidelines. Any non-employee director who is not in compliance with the Guidelines is required to retain 100% of the net shares received as a result of the exercise of stock options or vesting of time-based restricted stock, if applicable, until their respective ownership guidelines are met. The Guidelines provide that the Compensation Committee may reduce or waive the ownership guidelines for any non-employee director as such non-employee director approaches retirement or upon the occurrence or development of other circumstances as the Compensation Committee may determine in its discretion.

Once a non-employee director satisfies the minimum share requirement in the Guidelines, such non-employee director must continue to satisfy such requirement for as long as such non-employee director remains a non-employee director. However, once a non-employee director satisfies the minimum share requirements in the Guidelines, such minimum share requirement shall be deemed to have been forever met even if the trading price of the Company’s shares declines unless the non-employee director disposes of shares.

COMMITTEES OF THE BOARD

The Board of Directors has designated the committees described below to help carry out Board responsibilities.  In particular, each Board Committee works on key issues in greater detail than would be possible at a meeting of the entire Board of Directors.  Each Committee reviews the results of its meetings with the entire Board of Directors.  Each Committee, other than the Executive Committee, has a charter approved by the Board of Directors. The Committee Charters are available on the Company’s website, www.lsicorp.com.

The Board of Directors reviewed, approved and adopted the LSI Industries Inc. Code of Ethics in 2004 and amended the Code of Ethics in 2021.  There have been no waivers granted to executive officers, managers or employees.  The Company's Code of Ethics is available as Exhibit 14 to the Form 10-K filed for the fiscal year ended June 30, 2021 and on the Company’s website, www.lsicorp.com.  The Company intends to post on its website within four business days any amendments or waivers to the Code of Ethics.

Each of the following Committees, except for the Executive Committee, is composed of non-employee Directors each of whom meets the relevant independence requirements established by NASDAQ and the Sarbanes-Oxley Act that apply to their assignments. Set forth below is the composition of each of the current standing Committees of the Board as of June 30, 2021, as well as the number of times each committee met during the fiscal year.

The Executive Committee

The Executive Committee was composed of Messrs. O’Gara (Chair), Brown, and Clark as of June 30, 2021 and did not meet during fiscal 2021.

The Audit Committee

The Audit Committee was composed of Ms. Hanson (Chair), Mr. Beech, and Ms. Lenard as of June 30, 2021. All of the Audit Committee members are independent directors under NASDAQ independence standards, and each satisfies the NASDAQ financial literacy requirements. Ms. Hanson has been designated as an Audit Committee financial expert by the Board of Directors and meets all requirements as a financial expert as established by the Securities and Exchange Commission. The Audit Committee met four (4) times in fiscal 2021.

The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm, Grant Thornton LLP.  The Audit Committee also evaluates information received from both Grant Thornton and management to determine whether the auditor is independent of management.  The independent registered public accounting firm reports directly to the Audit Committee.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following:

●	The financial reports and other financial information provided by the Company to any governmental body or the public;

●	The Company’s systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

●	The Company’s auditing, accounting and financial reporting processes generally.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints concerning accounting, internal controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

The Audit Committee approves all audit and non-audit services performed for the Company by its independent registered public accounting firm prior to the time that those services are commenced.  The Chairman also has the authority to approve these services between regularly scheduled meetings.  In this event, the Chairman reports approvals made by her to the full Committee at each of its meetings.  For these purposes, the Committee, or its Chairman, is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

The Company adheres to a policy that limits the scope of consulting services that may be provided by the independent registered public accounting firm that performs the annual audit.  This policy draws a distinction between audit, audit-related and non-audit services, and prohibits the independent registered public accounting firm from performing certain non-audit services.  The Company will not use its independent registered public accounting firm to perform certain non-audit-related services such as non-financial or management consulting services, business strategy consulting, information technology consulting, internal audit, price allocation appraisals and fairness opinions.  Audit-related and tax consulting services that will be permitted include: 401(k) plan audit, securities registration and reporting, tax compliance and planning, advice on the application of accounting policies, guidance on acquisition accounting and assistance with due diligence audits.

The Audit Committee approves engagement letters from the Company's independent registered public accounting firm for the major components of their services rendered, such as the year end audit, audit of the Company's 401(k) plan, tax compliance work, and other related audit work.  All other services are approved in advance on a project-by-project basis by the Audit Committee, acting through its Chairman, and are subsequently additionally approved by the Audit Committee itself following its quarterly detailed review and discussion of fees from the Company's independent registered public accounting firm.

The Audit Committee has advised the Company it has determined that the non-audit services rendered by Grant Thornton LLP in fiscal 2021 were compatible with maintaining its independence during fiscal year 2021.

Report of the Audit Committee

The Audit Committee engaged Grant Thornton LLP, an independent registered public accounting firm, to conduct fiscal 2021 audits for the purpose of expressing an audit opinion on the conformity of the audited year-end financial statements with accounting principles generally accepted in the United States, as well as an audit opinion on the Company’s system of internal control over financial reporting.  The Committee also discussed with Grant Thornton LLP the overall scope and plan for their audit.  Following these audits, the Audit Committee reviewed with Grant Thornton LLP the firm’s judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States and the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). The Committee also reviewed with Grant Thornton LLP their assessment of the Company’s system of internal control over financial reporting.

Grant Thornton LLP also provided to the Audit Committee a letter to the Committee containing the written disclosures required by applicable requirements of the PCAOB with respect to Grant Thornton LLP's communications with the Audit Committee concerning Grant Thornton LLP’s independence.  This letter from Grant Thornton LLP confirms that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws and the requirements of the Public Company Accounting Oversight Board.  The Audit Committee discussed with Grant Thornton LLP that firm's independence and has advised Company management that it has determined that the services rendered by Grant Thornton LLP during fiscal year 2021 were compatible with maintaining its independence as the Company’s auditors.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the year ended June 30, 2021.  In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2021 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee.

Amy L. Hanson (Chair)                  Robert P. Beech         Chantel E. Lenard

The Compensation Committee

The Compensation Committee was composed of Messrs. Mr. Brown (Chair), Ms. Lenard and Ms. Hanson as of June 30, 2021 and met five (5) times during fiscal 2021. In discharging the responsibilities of the Board of Directors relating to compensation of the Company’s Chief Executive Officer and other senior executive officers, the purposes of the Compensation Committee are, among others, (i) to review and approve the compensation of the Company’s Chief Executive Officer and other senior executive officers and (ii) to oversee the Company’s compensation plan, policies and programs, including its incentive plans and benefit plans and programs. The Compensation Committee approves, adopts and administers the Company’s short-term incentive compensation plan, its long-term incentive compensation plan, 2019 Omnibus Plan and all awards granted thereunder, including amendments to the plans or such awards. The Committee also performs such duties and responsibilities under the terms required by any executive compensation plan, incentive compensation plan or equity-based plan. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Committee has from time to time considered the advice of independent compensation advisors and consultants to assist in the evaluation of the Company’s executive compensation plan and practices. Beginning in 2017, the Committee retained FW Cook in such capacity commencing and since such date FW Cook provided assistance to the Committee related to compensation for the Company’s NEOs, including the Chief Executive Officer. Currently, the Committee believes that it has the necessary resources available to survey the compensation practices of the Company’s peer group and industry reference companies and other relevant market and industry data and developments.

The Company’s executive compensation plan is designed to support the corporate objective of maximizing the long-term value of the Company for its shareholders. To achieve this objective, the Compensation Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified employees, to recognize individuals who exceed expectations and to closely link executive compensation with corporate performance and shareholder interests. The methods by which the Committee believes the Company's long-term objectives can be achieved are through an appropriate mix of base salary, an annual cash incentive compensation plan and a long-term equity-based incentive compensation plan.

The Compensation Committee processes and procedures for the consideration and determination of executive compensation are discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was composed of Mr. Beech (Chair), Ms. Hanson and Mr. O’Gara as of June 30, 2021 and met four (4) times during fiscal 2021. The Committee is responsible for nominating individuals for election as members of the Board of Directors at each Company annual shareholder meeting and to fill any Board vacancies that may arise between annual shareholder meetings.  The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written correspondence directed to the Secretary of the Company.  The Committee takes into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and the needs of the Board of Directors as its function relates to the business of the Company. The Committee also met once during fiscal year 2021 in order to nominate the slate of director candidates for election at the Company’s 2022 Annual Shareholder Meeting as set forth in this Proxy Statement and to discuss other corporate governance matters.

The Nominating and Governance Committee did not seek the recommendation of any of the director candidates named in this Proxy Statement, nor did it receive a recommendation from any shareholder, non-management director, executive officer or third-party search firm in connection with its own approval of such candidates. The Committee is also responsible for advising the Board of Directors on changes in Board compensation. The CEO provides input and recommendations to the Nominating and Corporate Governance Committee with respect to the compensation to be paid to the non-employee members of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has ever been an officer or employee of the Company, except that Mr. Brown served as Interim Chief Executive Officer of the Company from April 23, 2018 to November 1, 2018. No member of the Compensation Committee is or was a participant in any related person transaction in fiscal 2021. See the section titled “Related Person Transactions” in this Proxy Statement for a description of the Company’s policy on related person transactions. No member of the Compensation Committee is an executive officer of another entity, at which one of our executive officers serves on the Board of Directors. No Named Executive Officer serves as a board member or as a committee member of any company of which any of the Company’s non-employee Board members are executive officers.

RELATED PERSON TRANSACTIONS

NASDAQ rules require the Company to conduct an appropriate review of all related party transactions (those required to be disclosed by the Company pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another committee comprised of independent Directors. As a result, the Audit Committee annually reviews all such related party transactions and approves each related party transaction if it determines that it is in the best interests of the Company. In considering the transaction, the Committee may consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (vi) the overall fairness of the transaction to the Company. The Company adheres to its written policy described above for potential related person transactions and approval of such related person transactions are also evidenced by internal Company resolutions where applicable and/or our practice of approving transactions in this manner.

OTHER MATTERS

The Company is not aware of any other matters to be presented at the 2021 Annual Meeting other than those specified in the Notice.

QUESTIONS

Any questions or requests for additional information about the 2021 Annual Meeting may be directed to:

LSI Industries Inc.

Attention: Mr. Thomas A. Caneris,

Executive Vice President, Human Resources, General Counsel and Secretary

10000 Alliance Road

Cincinnati, Ohio 45242

(513) 793-3200

For information about share ownership, please contact Computershare Investor Services, LLC at (866) 243-7347. The Company website is www.lsicorp.com; website materials are for general information only and are not part of this proxy solicitation.

By order of the Board of Directors

Dated: September 15, 2021	/s/ Thomas A. Caneris
Thomas A. Caneris
Secretary

ANNEX A

NON-GAAP MEASURES

Non-GAAP Financial Measures

We believe it is appropriate to evaluate our performance after making adjustments to the as-reported U.S. GAAP net income. Adjusted net income, which exclude the impact of acquisition costs, stock compensation expense, severance costs and restructuring and plant closure (gains) costs are Non-GAAP financial measures. Also included below are Non-GAAP financial measures including Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA, Adjusted EBITDA and Adjusted Cumulative EBITDA), and Return on Net Assets (RONA). We believe that these adjusted supplemental measures are useful in assessing the operating performance of our business. These supplemental measures are used by our management, including our chief operating decision maker, to evaluate business results. We exclude these items because they are not representative of the ongoing results of operations of our business. These Non-GAAP measures may be different from Non-GAAP measures used by other companies. In addition, the Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP. Therefore, these measures should only be used to evaluate our results in conjunction with corresponding GAAP measures. Below is a reconciliation of these non-GAAP measures to net income for the periods indicated along with the calculation of EBITDA, Adjusted EBITDA, Adjusted Cumulative EBITDA and RONA.

Reconciliation of operating income to EBITDA, Adjusted EBITDA and Adjusted Cumulative EBITDA

(In thousands)	2021	2020

Operating Income (Loss) as reported	$8,030	$13,076

Depreciation and Amortization	8,114	8,654

EBITDA	$16,144	$21,730

Acquisition costs	2,938	-

Stock compensation expense	1,977	599

Severance costs	41	346

Restructuring, plant closure (gains) costs and related inventory write-downs	(14)	(7,083)

Adjusted EBITDA	$21,086	$15,637

Adjusted Cumulative EBITDA	$36,723

Adjusted Cumulative EBITDA = FY2020 Adjusted EBITDA + FY2021 Adjusted EBITDA

A-1

Reconciliation of net income to adjusted net income

(In thousands)	2021

Net Income as reported	$5,868

Acquisition costs	2,161	(1)

Stock compensation expense	1,497	(2)

Severance costs	32	(3)

Restructuring, plant closure (gain) costs and related inventory write-downs	(11	) (4)

Tax impact due to the change in the estimated annual tax rate used for GAAP reporting purposes	216

Net Income adjusted	$9,763

Net property, plant and equipment (excluding finance leases)	28,828

Total current assets	125,008

Total current liabilities	70,895

RONA	11.8%

RONA = Adjusted net income / Sum of Net property, plant and equipment and Working Capital

Income tax effects of the adjustments in the table above:
(1)	$777
(2)	$480
(3)	$9
(4)	($3)

A-2

ANNEX B

LSI INDUSTRIES INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE

The Plan’s purpose is to assist employees of the Company and its Designated Subsidiaries in acquiring a share ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

The Plan consists of two components: The Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Subsidiaries in locations outside of the United States. Except as otherwise provided herein or determined by the Administrator, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE II
PARTICIPATION

2.1         Eligibility.

(a)         Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles III and IV hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

(b)         No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase Shares under the Plan, and to purchase shares under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 2.1(b) shall be applied in accordance with Section 423(b)(8) of the Code.

2.2         Election to Participate; Payroll Deductions.

(a)         Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company or an Agent designated by the Company an enrollment form including a payroll deduction authorization (which enrollment form and payroll deduction authorization shall be in a form established by the Administrator and may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) (a “Participation Election”) no later than the period of time prior to the applicable Enrollment Date determined by the Administrator, in its sole discretion. Except as provided in Section 2.2(e) hereof, an Eligible Employee may participate in the Plan only by means of payroll deduction.

(b)         Subject to Section 2.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 10% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) shall be expressed as a whole number percentage. Subject to Section 2.2(e) hereof, amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 2.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c)         Unless otherwise determined by the Administrator, following at least one payroll deduction, a Participant may increase or decrease the percentage of Compensation designated in his or her enrollment form, subject to the limits of this Section 2.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following ten business days after the Company’s receipt of the new enrollment form (or such shorter or longer period as may be specified by the Administrator in the applicable Offering). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Exercise Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Section 5.1.

(d)         Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of such Offering Period, unless such Participant delivers to the Company or an Agent designated by the Company a different Participation Election with respect to the successive Offering Period in accordance with Section 2.2(a) hereof, or unless such Participant becomes ineligible or otherwise modifies the Participant’s election for participation in the Plan.

(e)         Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable local laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s Plan Account in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering. Any reference to “payroll deductions” in this Section 2.2 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 2.2(e).

ARTICLE III
PURCHASE OF SHARES

3.1         Gant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which all Shares available under the Plan have been purchased or (ii) the date on which the Plan is suspended or terminates. No Offering shall commence prior to the date on which the Company’s registration statement on Form S-8 is filed with the U.S. Securities and Exchange Commission in respect of the Plan. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 2.1(b) hereof, the number of Shares subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that, in no event shall a Participant be permitted to purchase during each Offering Period more than 2,000 Shares (subject to any adjustment pursuant to Section 4.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that a Participant may purchase during any Purchase Periods under such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 3.3 hereof, unless such Option terminates earlier in accordance with Article III hereof.

3.2         Option Price. The Option Price shall equal 90% of the Fair Market Value of a Share on the applicable Exercise Date, or such other price designated by the Administrator; provided that no Option Price shall be designated by the Administrator that would cause the Section 423 Component to fail to meet the requirements under Section 423 of the Code.

3.3         Purchase of Shares.

(a)         On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable Option Price the largest number of whole Shares which can be purchased with the amount in the Participant’s Plan Account, subject to the limitations set forth in the Plan. Unless otherwise determined by the Administrator in advance of an Offering or in accordance with applicable law, any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward into the next Offering Period, unless the Participant has properly elected to withdraw from the Plan, has ceased to be an Eligible Employee or with respect to the maximum limitations set forth in Section 2.1(b) and Section 3.1. Any balance not carried forward to the next Offering Period in accordance with the prior sentence shall promptly be refunded as soon as administratively practicable to the applicable Participant.

(b)         As soon as practicable following each Exercise Date, the number of Shares purchased by such Participant pursuant to Section 3.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. The Company may require that shares be retained with such brokerage or firm for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares.

3.4         Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE IV
PROVISIONS RELATING TO COMMON STOCK

4.1         Shares Reserved. Subject to adjustment as provided in Section 4.2 hereof, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 270,000 shares. Shares made available for sale under the Plan may be authorized but unissued shares or treasury Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.

4.2         Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)         Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of Shares covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination, amalgamation, consolidation, reorganization, arrangement or reclassification of the Shares, or any other increase or decrease in the number Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Shares subject to an Option.

(b)         Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 5.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 5.2 hereof.

(c)         Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 5.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 5.2 hereof.

4.3         Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised may exceed the number of Shares remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 6.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon (except as may be required by applicable local laws).

4.4         Rights as Shareholders. With respect to Shares subject to an Option, a Participant shall not be deemed to be a shareholder of the Company and shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the Shares have been deposited in the designated brokerage account following exercise of the Participant’s Option.

ARTICLE V
TERMINATION OF PARTICIPATION

5.1         Cessation of Contributions; Voluntary Withdrawal.

(a)         A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company or an Agent designated by the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). In the event a Participant elects to withdraw from the Plan, amounts then credited to such Participant’s Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon (except as may be required by applicable local laws), and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate upon receipt of the Withdrawal Election.

(b)         A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c)         A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

5.2         Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and any balance on such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon (except as may be required by applicable local laws). If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE VI
GENERAL PROVISIONS

6.1         Administration.

(a)         The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including without limitation, determining the Designated Subsidiaries participating in the Plan, establishing and maintaining an individual securities account under the Plan for each Participant, determining enrollment and withdrawal deadlines and determining exchange rates. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)         It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)         To establish and terminate Offerings;

(ii)         To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);

(iii)         To select Designated Subsidiaries in accordance with Section 6.2 hereof; and

(iv)         To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.

(c)         The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, provided that, the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of Participation Elections, Withdrawal Elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements.

(d)         The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)         All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation. Any and all risks resulting from any market fluctuations or conditions of any nature and affecting the price of Shares are assumed by the Participant.

6.2         Designation of Subsidiaries. The Administrator shall designate from time to time the Subsidiaries that shall constitute Designated Subsidiaries and determine whether such Designated Subsidiaries shall participate in the Section 423 Component or Non-Section 423 Component. The Administrator may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareholders of the Company.

6.3         Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

6.4         No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

6.5         Amendment and Termination of the Plan.

(a)         The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. Unless earlier terminated by the Board, the Plan shall automatically terminate at the end of the day immediately prior to the tenth (10th) anniversary of the Effective Date. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b)         If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)         altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii)         shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)         allocating Shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Participant.

(c)         Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon (except as may be required by applicable local laws).

6.6         Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of shares of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose (except as may be required by applicable local laws). No interest shall be paid to any Participant or credited under the Plan (except as may be required by applicable local laws).

6.7         Term; Approval by Shareholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s shareholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further that if such approval has not been obtained by the end of the 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

6.8         Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, amalgamation, combination, arrangement, consolidation or otherwise, of the business, shares or assets of any corporation, firm or association.

6.9         Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.10         Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any Shares, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such Shares to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

6.11         Tax Withholding. At the time of any taxable event that creates a withholding obligation for the Company or any Parent or Subsidiary, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Administrator, the Company or the Designated Subsidiary that employs or employed the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following exercise of the Option having an aggregate value sufficient to pay the Tax-Related Items required to be withheld with respect to the Option and/or shares, or (c) withholding from proceeds from the sale of Shares issued upon exercise of the Option, either through a voluntary sale or a mandatory sale arranged by the Company.

6.12         Governing Law. The Plan and all rights, agreements and obligations hereunder shall be administered, interpreted and enforced under the laws of the State of Ohio, without regard to the conflict of law rules thereof or of any other jurisdiction.

6.13         Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

6.14         Conditions to Issuance of Shares.

(a)         Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of an Option by a Participant, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)         All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with U.S. and non-U.S. federal, provincial, state or local securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.

(c)         The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)         Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Option, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

If, pursuant to this Section 6.14, the Administrator determines that Shares will not be issued to any Participant, the Company is relieved from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon (except as may be required by applicable local laws).

6.15         Equal Rights and Privileges. All Eligible Employees granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as each other, or as Eligible Employees participating in the Section 423 Component.

6.16         Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are non-U.S. nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 6.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, provided that the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code.

6.17         Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

ARTICLE VII
DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

“Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 6.1 hereof.

“Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock, no par value per share, of the Company.

“Company” means LSI Industries Inc., an Ohio corporation, and its successors by operation of law.

“Compensation” of an Employee means the regular earnings or base salary paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay and prior week adjustments, but excluding bonuses, commissions, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, including tax gross ups and taxable mileage allowance, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income. The Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.

“Designated Subsidiary” means each Subsidiary, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 6.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both.

“Effective Date” means the date the Plan is adopted by the Board, subject to approval of the Company’s shareholders.

“Eligible Employee” means, except as otherwise provided by the Administrator, any Employee who has completed at least six (6) months of continuous service with the Company or a Designated Subsidiary prior to the applicable Enrollment Date (or such other period as established by the Administrator from time to time) and: (a) who is customarily scheduled to work at least 20 hours per week; (b) whose customary employment is more than five months in a calendar year; and (c) who, after the granting of the Option, would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

Notwithstanding the foregoing, the Administrator may exclude from participation in the Section 423 Component as an Eligible Employee: (x) any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x) or (y) shall be applied in an identical manner under each Offering to all Employees of the Company and all Designated Subsidiaries, in accordance with Treas. Reg. § 1.423-2(e). Notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (a) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (b) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

“Employee” means any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treas. Reg. § 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treas. Reg. §1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treas. Reg. §1.421-1(h)(2).

“Enrollment Date” means the first date of each Offering Period.

“Exercise Date” means the last day of each Purchase Period, except as provided in Section 4.2 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, the Fair Market Value of a Share shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be established by the Administrator in good faith.

“Grant Date” means the first day of an Offering Period.

“New Exercise Date” has the meaning set forth in Section 4.2(b) hereof.

“Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to Eligible Employees that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

“Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Article III hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

“Offering Period” means each consecutive three (3)-month period commencing on January 1, April 1, July 1 and October 1, and with respect to which Options shall be granted to Participants, provided that the first Offering Period shall commence on January 1, 2022. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion and may consist of one or more Purchase Periods. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.

“Option” means the right to purchase Shares pursuant to the Plan during each Offering Period.

“Option Price” means the purchase price of a Share hereunder as provided in Section 3.2 hereof.

“Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.

“Participant” means any Eligible Employee who elects to participate in the Plan.

“Participation Election” has the meaning set forth in Section 2.2(a) hereof.

“Payday” means the regular and recurring established day for payment of Compensation to an Employee.

“Plan” means this Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

“Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.

“Purchase Period” means each consecutive three (3)-month period commencing on January 1, April 1, July 1 and October 1 within each Offering Period, provided that the first Purchase Period hereunder shall commence on January 1, 2022 of the Offering Period that commences on that same date. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period end after the end of the Offering Period under which it is established.

“Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

“Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.

“Shares” means shares of Common Stock.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with his or her participation in the Plan.

“Treas. Reg.” means U.S. Department of the Treasury regulations.

“Withdrawal Election” has the meaning set forth in Section 5.1(a) hereof.

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